Exhibit 99.1

LOTUS PHARMACEUTICALS, INC.

CONVERTIBLE REDEEMABLE PREFERRED SHARE

AND WARRANT PURCHASE AGREEMENT

This Convertible Redeemable Preferred Share and Warrant Purchase Agreement (this “Agreement”) is dated as of February 25, 2008, among (i) Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), (ii) Dr. Liu Zhong Yi and Mrs. Song Zhenghong (the “Founders”), (iii) Sansar Capital Master Fund, L.P. a Delaware limited partnership and Sansar Capital Special Opportunity Master Fund, L.P., a Cayman Islands limited partnership, and each a “Purchaser” (collectively, “Sansar”) and (iv) the other purchaser(s) identified on the signature pages hereto (each a “Purchaser” and together with Sansar, the “Purchasers”).

WHEREAS, the Company’s Common Shares (as defined below) are quoted on the Over-the Counter Bulletin Board (ticker symbol: LTUS) as of the date hereof.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase the Company’s Preferred Shares (defined below) and the Warrants (defined below).

WHEREAS, in order to induce the Purchasers to purchase the Company’s Preferred Shares and the Warrants, the Founders of the Company have agreed to deposit the Escrow Shares subject pursuant to this Agreement and the Escrow Agreement (defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1       Definitions      In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“2007 Earnings Statement” shall have the meaning ascribed to such term in Section 2.4(b)(i).

“2008 Annual Report” shall have the meaning ascribed to such term in Section 2.4(b)(i).

“2008 Earnings Statement” shall have the meaning ascribed to such term in Section 2.4(b)(ii).

“2009 Annual Report” shall have the meaning ascribed to such term in Section 2.4(b)(ii).

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“2009 Earnings Statement” shall have the meaning ascribed to such term in Section 2.4(b)(iii).

“2010 Annual Report” shall have the meaning ascribed to such term in Section 2.4(b)(iii).

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Aggregate Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Allowable Grace Period” shall have the meaning ascribed to such term in Section 4.14(a)(v).

“Authorization” shall have the meaning ascribed to such term in Section 3.1(e).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” shall have the meaning ascribed to such term in Section 2.1.

“Claims” shall have the meaning ascribed to such term in Section 4.14(c)(i).

“Closing” means each closing of the purchase and sale of the Purchased Shares pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Closing Escrow Agent” shall have the meaning ascribed to such term in Section 2.6(d).

“Closing Escrow Agreement” shall have the meaning ascribed to such term in Section 2.5(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, $0.001 par value per share.

“Common Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants

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or other instrument that are at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Charter” shall mean the Certificate of Incorporation of the Company (as modified by the Certificate of Designation), as in effect as of the Closing Date.

“Company Indemnified Person” shall have the meaning ascribed to such term in Section 4.14(c)(ii).

“Company PRC Counsel” means AllBright Law Offices, counsel to the Company.

“Company US Counsel” means Richardson & Patel LLP, counsel to the Company.

“Conversion Shares” shall have the meaning ascribed to such term in Section 2.3.

“Disclosure Materials” shall have the meaning ascribed to such term in Section 3.1(h).

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Earnings Statement” shall have the meaning ascribed to such term in Section 2.4(b)(iii).

“Effectiveness Period” shall have the meaning ascribed to such term in Section 4.14(a)(vi).

“Escrow Agent” shall have the meaning ascribed to such term in Section 2.4.

“Escrow Agreement” shall have the meaning ascribed to such term in Section 2.4.

“Escrow Shares” shall have the meaning ascribed to such term in Section 2.4.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall have the meaning ascribed to such term in is defined in Section 2.2.

“Existing Noteholders” means Longview Fund L.P., a California limited partnership and Alpha Capital Anstalt, a Lichtenstein anstalt.

“Filing Date” means the date on which the Registration Statement is filed with the Commission.

“Fiscal Year 2007 Performance Threshold” shall have the meaning ascribed to such term in Section 2.4(a).

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“Fiscal Year 2008 Performance Threshold” shall have the meaning ascribed to such term in Section 2.4(a).

“Fiscal Year 2009 Performance Threshold” shall have the meaning ascribed to such term in Section 2.4(a).

“Form 10-KSB” shall have the meaning ascribed to such term in Section 3.1(h).

“Form 10-QSB” shall have the meaning ascribed to such term in Section 3.1(h).

“Founders” shall have the meaning ascribed to such term in the Preamble.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Entity” shall have the meaning ascribed to such term in Section 3.1(e).

“Grace Period” shall have the meaning ascribed to such term in is defined in Section 4.14(a)(iv).

“Indemnified Person” shall have the meaning ascribed to such term in Section 4.14(c)(iii).

“Individual Investment Amount” shall have the meaning ascribed to such term in Section 2.1.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Irrevocable Transfer Agent Instructions” shall have the meaning ascribed to such term in Section 4.2(e).

“Law” shall have the meaning ascribed to such term in Section 3.1(e).

“Liens” shall have the meaning ascribed to such term in Section 3.1(a).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“Net Income” shall have the meaning ascribed to such term in Section 2.4(a).

“New Securities” shall have the meaning ascribed to such term in Section 4.4(a).

“Note Repayment Amount” shall have the meaning ascribed to such term in Section 2.5(a).

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“Notice of Acceptance” shall have the meaning ascribed to such term in Section 4.4(c).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ff).

“Offer” shall have the meaning ascribed to such term in Section 4.4(b).

“Offer Notice” shall have the meaning ascribed to such term in Section 4.4(b).

“Offer Period” shall have the meaning ascribed to such term in Section 4.4(c).

“Order” shall have the meaning ascribed to such term in Section 3.1(d).

“Per Share Purchased Price” shall have the meaning ascribed to such term in Section 2.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Preferred Shares” shall have the meaning ascribed to such term in Section 2.1.

“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit, proceeding (including, without limitation, a partial proceeding, such as a deposition), (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private), whether pending or threatened, commenced, brought, conducted or heard by or before, or otherwise involving, any Person, including any Governmental Authority.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.5.

“Purchased Shares” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Indemnified Person” shall have the meaning ascribed to such term in Section 4.14(c)(i).

“Purchaser Percentage” shall have the meaning ascribed to such term in Section 4.4(a).

“Qualifying Offering” shall have the meaning ascribed to such term in Section 4.4(a).

“Registrable Securities” shall mean (a) the Conversion Shares for which the Purchased Shares held by the Purchasers are convertible or have been converted and (b) the

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Warrant Shares for which the Warrants held by the Purchasers are exercisable or have been exercised, in each case, as of the Filing Date.

“Redemption Deficiency Amount” shall have the meaning ascribed to such term in Section 2.4(b)(v).

“Refused Securities” shall have the meaning ascribed to such term in Section 4.4(d).

“Registration Statement” shall have the meaning ascribed to such term in Section 4.14(a)(i).

“Regulation D” shall have the meaning ascribed to such term in Section 3.1(dd).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415 Amount” shall have the meaning ascribed to such term in Section 4.14(a)(ii).

“Sansar” shall have the meaning ascribed to such term in the Preamble.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning ascribed to such term in Section 2.3.

“Subscription Amount” shall have the meaning ascribed to such term in the Recitals.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Shares are traded on a Trading Market, or (ii) if the Common Shares are not listed on a Trading Market, a day on which the Common Shares are traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on the OTC Bulletin Board, a day on which the Common Shares are quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

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“Transaction Documents” means this Agreement, the Certificate of Designation, the Irrevocable Transfer Agent Instructions, the Warrants, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Violation” shall have the meaning ascribed to such term in Section 4.14(c)(i).

“Warrant” shall have the meaning ascribed to such term in Section 2.2.

“Warrant Shares” shall have the meaning ascribed to such term in Section 2.3.

ARTICLE II.

PURCHASE AND SALE

2.1       Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares (the “Purchased Shares”) of the Company’s Series A Convertible Redeemable Preferred Shares, par value $0.001 per share (the “Preferred Shares”), at a purchase price equal to $0.87 per share (the “Per Share Purchase Price”), in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto (each such amount, an “Individual Investment Amount” and the aggregate of all such amounts, the “Aggregate Purchase Price”), for an aggregate purchase price of up to $8,000,000. The designation, rights, preferences and other terms and provisions of the Preferred Shares are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Convertible Preferred Shares attached hereto as Exhibit B (the “Certificate of Designation”). Each Purchased Share shall be convertible into one Common Share. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (defined below).

2.2       Warrants. The Company agrees to issue to each of the Purchasers a warrant in substantially the form attached hereto as Exhibit C (the “Warrants”), to purchase a number of shares of the Company’s Common Shares equal to 50% of the number of Conversion Shares initially issuable upon conversion of such Purchaser’s Preferred Shares purchased hereunder, at a per share exercise price equal to 138% of the Per Share Purchase Price (subject to adjustment pursuant to the terms of the Warrants). The number of Warrants each Purchaser shall be issued pursuant to this Agreement and the Warrant is set forth such Purchaser’s name on Exhibit A hereto. The Warrants shall be exercisable for a period of five (5) years from the Closing Date.

2.3       Conversion Shares; Warrant Shares. The Company has authorized and has reserved and covenants to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of Common Shares equal to 120% of the number of Common Shares as shall from time to time be sufficient to effect the conversion of all of the Purchased Shares and exercise of the Warrants then outstanding. Any Common Shares issuable upon conversion of the Purchased Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively. The Purchased Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

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2.4       Escrow Shares. At Closing the Founders shall deliver or cause to be delivered to the Escrow Agent a certificate or certificates with signed stock power or stock powers evidencing in the aggregate that number of Common Shares equal to the product of the Aggregate Purchase Price multiplied by the quotient of (i) 1.5 divided by (ii) $1.00, in the maximum aggregate of 12,000,000 shares, in accordance with the Escrow Agreement, dated as of the Closing Date, by and among the Company, the Founders, the Purchasers and The Bank of New York (the “Escrow Agent”) substantially in the form attached hereto as Exhibit D-1 (the “Escrow Agreement”) which shall be maintained by the Escrow Agent for the benefit of the Purchasers (such shares, the “Escrow Shares”). The Escrow Shares shall be released as follows:

(a)       Determination of Performance Threshold. For purposes of this Section 2, the “Fiscal Year 2007 Performance Threshold” shall mean the Company has achieved Net Income of $8.5 million during the fiscal year 2007, the “Fiscal Year 2008 Performance Threshold” shall mean the Company has achieved Net Income of $13.8 million during the fiscal year 2008 and the “Fiscal Year 2009 Performance Threshold” shall mean the Company has achieved Net Income of $17.5 Million during fiscal year 2009. For fiscal year 2007, “Net Income” shall mean the audited net income as reported on the Company’s annual report on Form 10-K or Form 10-KSB for fiscal year 2007. For fiscal years 2008 and 2009, “Net Income” shall mean the product of (x) the sum of (A) the audited net income as reported on the Company’s annual report on Form 10-K or Form 10-KSB for the applicable fiscal year, plus (B) any non-cash charges incurred by the Company in the applicable fiscal year as a result of the transactions contemplated under this Agreement and the Transaction Documents, including, without limitation, any non-cash charges incurred as a result of the Warrants or the Preferred Shares issued pursuant to this Agreement or as a result of any adjustment made to the warrants held by the Existing Noteholders outstanding immediately prior to the date hereof, multiplied by (y) the quotient of (A) the RMB to U.S. dollar conversion rate used in the financial statements presented in such annual report divided by (B) 7.3 RMB to one U.S. dollar.

(b)	Release of Escrow Shares.

(i)        As soon as practicable (but not more than five Business Days) after the date on which the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2007 is filed with the Commission, the Company will provide to the Purchasers a written statement setting forth in reasonable detail its determination of Net Income for fiscal year 2007 (the “2007 Earnings Statement”). If the Net Income for fiscal year 2007 is less than the Fiscal Year 2007 Performance Threshold, and is not restated on the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2008 (the “2008 Annual Report”), then, within five Business Days after the 2008 Annual Report date is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $12.00; and if the Net Income for fiscal year 2007 is greater than or equal to the Fiscal Year 2007 Performance Threshold, then one-eighteenth of the Escrow Shares shall be returned to the Founders;

(ii)       As soon as practicable (but not more than five Business Days) after the date on which the Company’s 2008 Annual Report is filed with the Commission, the Company will provide to the Purchasers a written statement setting forth in reasonable detail its determination of Net Income for fiscal year 2008 (the “2008 Earnings Statement”). If the Net

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Income for fiscal year 2008 is less than 95% of the Fiscal Year 2008 Performance Threshold and is not restated on the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2009 (the “2009 Annual Report”), then, within five Business Days after the 2009 Annual Report is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $6.00; and if the Net Income for fiscal year 2008 is greater than or equal to 95% of the Fiscal Year 2008 Performance Threshold, then one-ninth of the Escrow Shares shall be returned to the Founders;

(iii)      As soon as practicable (but not more than five Business Days) after the date on which the Company’s 2009 Annual Report is filed with the Commission, the Company will provide to the Purchasers a written statement setting forth in reasonable detail its determination of Net Income for fiscal year 2009 (the “2009 Earnings Statement”). If the Net Income for fiscal year 2009 is less than 95% of the Fiscal Year 2009 Performance Threshold and is not restated on the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2010 (the “2010 Annual Report”), then, within five Business Days after the 2010 Annual Report is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $6.00; and if the Net Income for fiscal year 2009 is greater than or equal to 95% of the Fiscal Year 2009 Performance Threshold, then one-ninth of the Escrow Shares shall be returned to the Founders;

For purposes of the subsections (i)-(iii) hereof, in the event that the Net Income reported in an Annual Report for a given fiscal year is restated or otherwise modified in the Annual Report for the following year, then the Net Income for such year as reported in the subsequent Annual Report will be used to determine whether the applicable Performance Threshold for such year was met.

(iv)      In the event that the Registrable Securities are not listed on the NASDAQ Stock Market within 18 months following the Closing, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $12.00; and if the Company successfully completes the listing of the Company securities on the NASDAQ Stock Market within 18 months following the Closing then one-eighteenth of the Escrow Shares shall be returned to the Founders;

(v)       In the event that any Purchaser of Preferred Stock elects to exercise its redemption rights pursuant to the Company Charter at any time during the 90 day period after the second anniversary of the Closing Date, and to the extent that the redemption amount paid to such redeeming Purchaser is less than the aggregate Redemption Amount (as defined in the Company Charter) of the Preferred Stock redeemed by such redeeming Purchaser (the “Redemption Deficiency Amount”), the Escrow Agent shall transfer to such redeeming Purchaser that number of Escrow Shares equal to the Redemption Deficiency Amount divided by the Current Market Price of the Common Shares (as defined in the Company Charter) at the time the Redemption Payment; provided, however, that the maximum number of Escrow Share that may be transferred to a Purchaser pursuant to this clause (v) shall be equal to such Purchaser’s Individual Investment Amount divided by $1.00, it being understood that 2/3 of the Escrow Shares are being reserved to ensure that the Purchasers receive their respective

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aggregate Redemption Payment. Promptly following the end of the 90 day period after the second anniversary of the Closing Date, two-thirds of the Escrow Shares less any Escrow Shares transferred to Purchasers pursuant to this clause (v) shall be returned to the Founders.

(vi)      In case the number of Escrow Shares represented by the certificate or certificates surrendered by the Founders to the Escrow Agent pursuant to this Agreement and to be released from time to time in accordance with this Section 2.4 exceeds the number of shares so released under this Section 2.4, the Company shall, upon surrender of such certificate or certificates, execute and deliver to the Escrow Agent new certificates for the number of shares of Escrow Shares that are to be released and that are not to be released, respectively.

2.5	Closing.

(a)       Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Purchasers shall purchase and the Company shall issue and sell to the Purchasers the Purchased Shares and the Warrants for an aggregate purchase price of up to $8,000,000 (the “Purchase Price”). The closing shall occur at 10 a.m. New York time, on or prior to February 19, 2008 (unless otherwise extended in accordance with this Section 2.5(a)), the Closing shall occur remotely by the exchange of signatures, certificates and funds by mail or electronic transmission, or at such other time and place as the Company and Purchasers shall mutually agree (with Sansar’s consent). At the Closing, the Purchasers shall pay or cause to be paid pursuant to the Closing Escrow Agreement, dated on or prior to the Closing Date, by and among the Company, the Purchasers and the Founders in the form attached hereto as Exhibit D-2 (the “Closing Escrow Agreement”) (i) to the Existing Noteholders, the amounts required to pay and satisfy in full the debt of the Company owed to the Existing Noteholders that is to be repaid at Closing (the “Note Repayment Amount”) and (ii) to the Company the remainder of the Purchase Price.

2.6	Closing Deliveries.

(a)       Company Deliverables. At the Closing the Company shall deliver or cause to be delivered to the Purchasers pursuant to the Closing Escrow Agreement the following:

(i)         a certificate evidencing such number of Purchased Shares issued to and registered in the name of each of the Purchasers as set forth opposite the name of such Purchaser on Exhibit A hereto;

(ii)        a Warrant to purchase such number of Common Shares substantially in the form attached hereto as Exhibit C issued to and registered in the name of each of the Purchasers as set forth opposite the name of such Purchaser on Exhibit A hereto;

(iii)       The Escrow Agreement signed by the Company substantially in the form set forth in Exhibit D-1;

(iv)       the legal opinion(s) of Company US Counsel, executed by such counsel and delivered to each of the Purchasers, substantially in the form set forth in Exhibit E-1;

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(v)        the legal opinion(s) of Company PRC Counsel, executed by such counsel and delivered to each of the Purchasers, substantially in the form set forth in Exhibit E-2;

(vi)       a certificate executed by the Company’s secretary or assistant secretary, attaching its Company charter and by-laws, each as amended through the Closing Date, any minutes of its board of directors and its stockholders related to the execution of the Transaction Documents and the consummation of the transactions contemplated thereby, and proof of the signatures of all officers of the Company executing such agreements, substantially in the form attached hereto as Exhibit E-3;

(vii)      Payoff letters from each of the Existing Noteholders, substantially in the form of Exhibit E-4, relating to obligations owed by the Company to such Existing Noteholder and the release of related Liens; and

(viii)     Waiver letters from each of the Existing Noteholders with respect to that certain right of first refusal provided for in the subscription agreement among the Company and the Existing Noteholders.

(b)       Founder Deliverables. At the Closing the Founders shall deliver or cause to be delivered the following pursuant to the Closing Escrow Agreement:

(i)        The Escrow Agreement signed by the Founders;

(ii)       A stock certificate or certificates evidencing the Escrow Shares issued to and registered in the name of the Founders and stock power or stock powers executed in the name of each of the Purchasers, which shall be delivered to the Escrow Agent.

(c)       Purchaser Deliverables. At the Closing each of the Purchasers shall deliver or cause to be delivered to the Company the following pursuant to the Closing Escrow Agreement:

(i)         Such Purchaser’s Individual Investment Amount by wire transfer in immediately available funds to the account designated in writing by the Company;

(ii)       The Escrow Agreement signed by such Purchaser.

(d)       Closing Escrow. Pending the Closing, all funds paid hereunder shall be deposited by the Purchasers in a separate account maintained by the Company US Counsel (the “Closing Escrow Agent”) for the benefit of the Purchasers and all other documents, agreements and instruments required to be executed or delivered hereunder shall be delivered to the Closing Escrow Agent pursuant to the Closing Escrow Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

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3.1       Representations and Warranties of the Company. Except as set forth in the SEC Reports or under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties to the Purchasers:

(a)       Subsidiaries. Except as set forth in the Disclosure Materials, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)       Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Disclosure Materials (as defined below). Each Subsidiary is a direct or indirect wholly owned Subsidiary of the Company. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified or licensed to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to enter into and to consummate the transactions contemplated by each of the Transaction Documents (including the issuance and sale of the Shares and the Warrants) and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its stockholders in connection therewith. Each Transaction Document including this Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except where enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

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(d)       No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents (other than the filing of the Certificate of Designation with the Nevada Secretary of State); (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or, except as set forth in the Disclosure Materials, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; (iii) to the Company’s knowledge, conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award entered, issued, made or rendered by any federal, state, local or foreign government or any other Governmental Entity (each an “Order”), or any Law, applicable to the Company or any of its Subsidiaries, or to any of their respective properties or assets, or to any shares; (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of the Company or any of its subsidiaries, or on any of the Purchased Shares; or (v) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or to any of the Purchased Shares or the Warrants, or result in any other impairment of the rights of the holder of any such Authorization; except in the case of each of clauses (ii), (iii), (iv) and (v), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)       Filings, Consents and Approvals. Assuming the accuracy of the representations of the Purchasers set forth in Section 3.3 hereof, no registration (including any registration under the Securities Act) or filing with, or any notification to, or any approval, permission, consent, ratification, waiver, authorization, order, finding of suitability, permit, license, franchise, exemption, certification or similar instrument or document (each, an “Authorization”) of or from, any U.S. or PRC court, arbitral tribunal, arbitrator, administrative or regulatory agency or commission or other governmental or regulatory authority, agency or governing body, domestic or foreign, including without limitation any Trading Market (each, a “Governmental Entity”), or any other person, or under any statute, law, ordinance, rule, regulation or agency requirement of any Governmental Entity, (each, a “Law”), on the part of the Company or any of its subsidiaries is required in connection with the execution or delivery by the Company of the Transaction Documents or the performance by the Company of its obligations under each of the Transaction Documents (including, the offer and sale of the Purchased Shares and the Warrants by the Company to the Purchasers thereunder) except (i) as would not have a Material Adverse Effect on the Company or its performance of its obligations under the Transaction Documents, (ii) Form D and blue sky filings, and (iii) the filings contemplated by the Transaction Documents.

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(f)        Issuance of the Shares. The Purchased Shares and the Warrants have been duly authorized and the Purchased Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, except for such restrictions on transfer or ownership imposed by applicable federal or state securities laws or set forth in this Agreement and shall be entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Certificate of Designation and the Warrants, respectively, such shares will be validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Shares. The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to this Agreement.

(g)       Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 210,000,000 shares, 10,000,000 shares of which are Preferred Shares, $.001 par value per share and 200,000,000 shares of which are Common Shares, $.001 par value per share. As of the date hereof and immediately prior to the transactions contemplated hereby, the number of shares and type of all issued and outstanding capital stock of the Company, and all Common Shares reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g) of the Disclosure Schedules, and there are no shares of preferred stock issued and outstanding. Other than as contemplated in this Agreement, the Company has not issued any capital stock since January 1, 2007 other than pursuant to the exercise of (i) stock options or restricted grants held by employees, officers, directors, or consultants, whether or not pursuant to the Company’s equity incentive plans or stock option plans, (ii) the issuance of Common Shares to employees pursuant to the Company’s equity incentive plans, stock option plans, stock option agreements, restricted stock agreements, stock ownership plans or dividend reinvestment plans, and (iii) pursuant to the conversion or exercise of outstanding Common Share Equivalents. Except as set forth in the Disclosure Materials, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in Section 3.1(g) of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Preferred Shares or Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Preferred Shares or Common Shares, or securities or rights convertible or exchangeable into Common Shares. Except as set forth in the Disclosure Materials, the issue and sale of the Purchased Shares and the Warrants will not obligate the Company to issue Common Shares or other securities to any Person (other than the Conversion Shares and the Warrant Shares) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)       SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the

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foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has informed the Purchasers prior to the date hereof of any filing by the Company of any SEC Reports within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company and its Subsidiaries are a party or to which any of their respective property or assets are subject that are required to be filed as Exhibits to the SEC Reports on Form 10-KSB for the fiscal year ended December 31, 2006, including the accompanying financial statements (the “Form 10-KSB”) and the Company’s Form 10-QSB for the fiscal quarter ended September 30, 2007, including the accompanying financial statements (the “Form 10-QSB”) are included as a part of, or specifically identified in, the SEC Reports.

(i)        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the Disclosure Materials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities that would not be required to be reflected in the Company’s financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans, stock option plans, stock option agreements, restricted stock agreements, stock ownership plans or dividend reinvestment plans. The Company does not have pending before the Commission any request for confidential treatment of information.

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(j)        Litigation. Except as disclosed in the Disclosure Materials, there are no actions, suits, inquiries, notices of violation, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Shares or the Warrants or (ii) would have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)       Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(l)        Taxes. Each of the Company and its Subsidiaries has filed all necessary material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.

(m)      Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company’s knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, kickbacks and false claims in healthcare programs, occupational health and safety, product quality and safety and employment, labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

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(n)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)       Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens described on Schedule 3.1(o) of the Disclosure Schedules, (ii) Liens as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (iii) Liens for taxes not yet due and payable, (iv) Liens securing obligations to the Existing Noteholders, which shall be released contemporaneously with the Closing in accordance with the terms of this Agreement and (v) Liens which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

(p)       Patents and Trademarks. The Company and the Subsidiaries own (and are the record owner of) or possess adequate licenses to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, confidential information, technology and other similar rights (and all goodwill associated therewith) that are necessary or that are used in connection with their respective businesses as described in the SEC Reports and which the failure to so own or have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the Disclosure Materials, neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights violates or infringes upon or conflicts with the rights of any Person. Except as set forth in the Disclosure Materials, or as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)       FDA Compliance. The Company and each of its Subsidiaries, and the manufacture, marketing and sales of their products, comply with any and all applicable requirements of Federal Food, Drug and Cosmetic Act, 21 U.S.C. Section 301, et seq., any rules and regulations of the Food and Drug Administration promulgated thereunder, and any similar laws outside of the United States, including the applicable PRC food and drug administration Laws to which the Company or any of its Subsidiaries is subject,

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except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(r)        Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged in their locality. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)       Price of Common Shares. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Purchased Shares.

(t)        Transactions With Affiliates and Employees. Except as set forth in the Disclosure Materials, none of the officers or directors of the Company and its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) which would be required to be disclosed by the Company pursuant to Item 404 under Regulation S-K under the Exchange Act, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company or its Subsidiaries and (c) for other employee benefits, including stock option agreements, whether or not issued, under any stock option plan of the Company.

(u)       Internal Accounting Controls. Except as set forth in the Disclosure Materials, the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Disclosure Materials, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s

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disclosure controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Item 308(c) of Regulations S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

(v)       Solvency.        Based on the financial condition of the Company as of the date hereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company (A) as of the date hereof and (B) as of the Closing Date (in which case together with the proceeds the Company would receive, assuming that the Closing shall have occurred), were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(w)      Certain Fees. Except as set forth in Schedule 3.1(w), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(x)       Registration Rights. Except as set forth in the Disclosure Materials, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y)       Listing and Maintenance Requirements. Except as specified in the Disclosure Materials, the Company has not, in the twenty-four months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company is in compliance with the listing and maintenance requirements for continued quotation of the Common Shares on the Over-the-Counter Bulletin Board.

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(z)       Investment Company. The Company is not, and after giving effect to the sale of the Purchased Shares and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa)     Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would be reasonably expected to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its SEC Reports.

(bb)     Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Charter (or similar charter documents) or the laws of its state of incorporation or any agreement to which the Company is a party that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Purchasers’ ownership of the Shares.

(cc)     Disclosure. The Company has publicly disclosed all material information previously made available to Purchasers and required to be made publicly available under the applicable US securities Laws. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are complete, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(dd)     Regulation D. Except as set forth on Schedule 3.1(dd) of the Disclosure Schedules, none of the Company or any affiliate (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act) of the Company has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Purchased Shares in a manner that would require the registration of the Purchased Shares under the Securities Act or cause this offering to be integrated with other offerings of the Company for purposes of the rules and regulations of the Over-the-Counter Bulletin Board or; (b) engaged in or used any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the sale of the Purchased Shares, including articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any

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seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(ee)     Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Purchased Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff)      OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares and the Warrants, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(gg)     Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of the United States and the PRC, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh)     No Integrated Offering. None of the Company, any of its Affiliates, and any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security of the Company, which activities would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any stockholder approval provisions of any applicable law or regulation that is applicable to the Company, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Affiliates and any Person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

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3.2       Representations and Warranties of the Founders. Each Founder hereby represents and warrants to the Company with respect to himself or herself as follows:

(a)       Authority; Enforcement. The Founder has the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. This Agreement and the other Transaction Documents to which he or she is party have been duly executed by the Founder, and when delivered by the Founder in accordance with terms hereof, will constitute the valid and legally binding obligation of the Founder, enforceable against it in accordance with its terms.

(b)       No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is party and the consummation by the Founder of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Founder debt or otherwise) or other understanding to which the Founder is a party or by which any property or asset of the Founder is bound or affected; (iii) to the Founder’s knowledge, conflict with, or result in or constitute any violation of, any Order, or any Law, applicable to the Founder, or to any of its properties or assets, or to any shares; (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of the Founder, or on any of the Purchased Shares or the Warrants; or (v) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization applicable to the Founder, or to any of its properties or assets, or to any of the Purchased Shares or the Warrants, or result in any other impairment of the rights of the holder of any such Authorization.

(c)       Litigation. There is no Action pending or threatened in writing against the Founder or any of his or her Affiliates which has had or would reasonably be expected to have a material adverse effect on the ability of the Founder to perform his or her obligations under this Agreement and the other Transaction Documents to which he or she is party or consummate the transactions contemplated hereunder and thereunder.

(d)       Escrow Shares. The Founder has (and will have on the Closing Date) good and marketable title to the Escrow Shares delivered by him or her, free and clear of all Liens, except Liens securing obligations to the Existing Noteholders which shall be released upon the consummation of the transactions contemplated hereunder. Upon satisfaction of all obligations of the Company to the Existing Noteholders, the Founder will have full right, power and authority to transfer and deliver to Escrow Agent such Escrow Shares, free and clear of all Liens. Immediately following the Closing, the Founder will be the record and beneficial owner of such Escrow Shares, and have good and marketable title to such Escrow Shares, free and clear of all Liens; other than any Liens arising as a result of this Agreement.

(e)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Founders to any broker, financial advisor or consultant, finder, placement

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agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.3       Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect to himself, herself or itself as follows:

(a)       Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement and each of the Transaction Documents to which it is party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b)       Investment Intent. The Purchaser is acquiring the Purchased Shares and the Warrant as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Purchased Shares or the Warrant or any part thereof, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Purchased Shares or the Warrant pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and otherwise in compliance with applicable federal and state securities Laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Purchased Shares or the Warrant for any period of time. The Purchaser is acquiring the Purchased Shares and the Warrant hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Purchased Shares or the Warrant.

(c)       Purchaser Status. At the time the Purchaser was offered the Purchased Shares and the Warrant, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)       Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares and the Warrant, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares and the Warrant and, at the present time, is able to afford a complete loss of such investment. The Purchaser has requested, received,

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reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchased Shares and the Warrant.

(e)       General Solicitation. The Purchaser is not purchasing the Purchased Shares or the Warrant as a result of any advertisement, article, notice or other communication regarding the Purchased Shares or the Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, or to the Purchaser’s knowledge, any other form of general advertising or solicitation in connection with the offer, sale and purchase of the Purchased Shares or the Warrant.

(f)        Access to Information. The Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares or the Warrant and the merits and risks of investing in the Purchased Shares or the Warrant; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(g)       Certain Fees. Except for any fees that will be payable by the Company under Section 3.1(w), the Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Company of the Purchased Shares and the Warrant to the Purchaser.

(h)       No Tax, Legal or Investment Advice. The Purchaser understands that nothing in the Transaction Documents or any other materials presented to the Purchaser in connection with the purchase and sale of the Purchased Shares and the Warrant constitutes tax, legal, or investment advice. The Purchaser has consulted such tax, legal, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares and the Warrant.

(i)        Compliance with Securities Laws. The Purchaser represents and warrants that, in connection with its purchase of the Purchased Shares and the Warrant, it has complied with all applicable provisions of the Securities Act, including the rules and regulations promulgated by the Commission thereunder, and applicable state securities Laws.

(j)        Reliance. The Purchaser understands and acknowledges that (i) the Shares are being offered and sold to it without registration under the Securities Act in a private

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placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and warranties and the Purchaser hereby consents to such reliance.

(k)       Short Swing Transactions. Other than the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser was first contacted by the Company or any other person disclosing the material terms of the transactions contemplated hereunder until the date hereof. Purchaser understands and acknowledges that the Commission currently takes the position that entering into a short sale of Common Shares “against the box” while holding unregistered shares of the Common Shares, followed by coverage of the short sale with such shares after the Registration Statement has been declared effective by the Commission, is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

The Company acknowledges and agrees that each of the Purchasers does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.3.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1       Registration Required. Each of the Purchasers hereby covenants, severally and not jointly, with the Company not to, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take pledge of) any of the Shares without complying with the provisions hereof, the Securities Act and the applicable rules and regulations of the Commission thereunder, including without limitation, the prospectus delivery requirement under the Securities Act to be satisfied (unless such Purchaser is selling such Shares in a transaction not subject to the prospectus delivery requirement), and each Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. Notwithstanding anything to the contrary in this Agreement, this Agreement shall in no event be deemed to affect, or impose any additional requirements or restrictions on, transfer or ownership by any of the Purchasers of any Common Shares that are not the Shares and that are held or may be held by such Purchaser from time to time.

4.2	Transfer Restrictions.

(a)       The Shares may only be disposed of in compliance with state and federal securities Laws, including pursuant to an exemption therefrom. In connection with any transfer of the Shares other than pursuant to an effective registration statement, pursuant to paragraph (k)

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of Rule 144, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)       Each Purchaser agrees to the imprinting, so long as is required by this Article IV, of a legend on any of the Purchased Shares, the Conversion Shares issuable upon the conversion of the Purchased Shares, the Warrants and, upon the exercise of any Warrant, the Warrant Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that, subject to compliance with applicable securities Laws, a Purchaser may from time to time pledge and/or grant a security interest pursuant to a bona fide margin agreement in a bona fide margin account and, if required under the terms of such arrangement, agreement or account, a Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. However, at the discretion of the Company, such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

(c)       Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.2(b)), (i) following any sale of such Shares pursuant to Rule 144 or an effective registration statement, or (ii) if such legend is not required under

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applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). In the case of clause (i) of this Section 4.2(c), the Company shall, if requested by its transfer agent, direct the Company’s counsel to issue a legal opinion to such transfer agent to effect the removal of the legend hereunder and such legal opinion need not be issued until the Company’s transfer agent and counsel has first received a copy of the Purchaser’s and Purchaser’s broker’s representation letter relating to the Purchaser’s Shares if requested by such counsel. The Company agrees that at such time as such legend is no longer required under this Section 4.2(c), it will, no later than four Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares with a restrictive legend, direct the transfer agent to deliver to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)       Each Purchaser agrees that the removal of the restrictive legend from certificates representing such Purchaser’s Shares as set forth in this Section 4.2 is predicated upon (i) the Company’s reliance that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, an exemption therefrom, or termination of such restrictions and/or (ii) that in the context of a sale under Rule 144, if requested by the Company’s transfer agent, such Purchaser shall have delivered to the transfer agent seller and broker representation letters relating to such Purchaser’s Shares.

(e)       The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent, to issue certificates, registered in the name of a Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such denominations as specified from time to time by such Purchaser to the Company upon conversion of the Purchased Shares or exercise of the Warrant in a form reasonably satisfactory to such Purchaser that is in this instance converting Purchased Shares or exercising the Warrant (the “Irrevocable Transfer Agent Instructions”); provided, that the Conversion Shares or the Warrant Shares shall not be issued in such amounts as would result in, with respect only to a Purchaser, such Purchaser (or any designee thereof) owning more than 4.99% of the Company’s outstanding Common Shares; provided, however, that the preceding proviso may be waived by such Purchaser (or any designee thereof), with respect only to that Purchaser, with 61-days advance written notice to the transfer agent and the Company. All such certificates shall bear the restrictive legend specified in this Section 4.2.

4.3       Furnishing of Information. As long as any of the Purchasers own any Shares, and until the Purchased Shares can be resold by non-Affiliate of the Company under Rule 144 without restrictions under Rule 144, the Company covenants to (i) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, (ii) deliver to each of the Purchasers a written certification of a duly authorized officer as to whether it has complied with the preceding sentence unless such statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of the Exchange Act, and (iii) if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to each

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of the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

4.4	Further Issuances; Preemptive Rights.

(a) Except as otherwise contemplated herein, the Company will not, during the period commencing on the date hereof and concluding upon any public offering, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) (a “Qualifying Offering”) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents (“New Securities”), without first offering to the Purchasers a preemptive right to purchase the Purchaser Percentage (as defined in the following sentence) of such New Securities; provided, however, that a Qualifying Offering shall not include the following, and the Company may, without complying with this Section 4.4, (i) issue Common Shares pursuant to any equity incentive plan, stock option plan, stock option agreement, restricted stock agreement, stock ownership plan or dividend reinvestment plan of the Company that is currently in effect and is disclosed in the SEC Reports or in Schedule 4.4 of the Disclosure Schedules or that is subsequently approved by the Board of Directors; (ii) issue restricted stock or options to purchase Common Shares pursuant to any equity incentive plan or stock option plan that is currently in effect and is disclosed in the SEC Reports or in Schedule 4.4 of the Disclosure Schedules or that is subsequently approved by the Board of Directors; (iii) issue stock options or restricted stock grants to employees, officers, directors or consultants, whether or not pursuant to an equity incentive plan; (iv) issue Common Shares issuable upon the conversion or the exercise of securities, options or warrants outstanding at the Closing or Warrant Shares in connection with the offer and sale of the Warrant pursuant to this Agreement provided that the terms of such securities, options or warrants are not amended, modified or changed on or after the Closing Date; (v) issue Common Shares or any other security convertible into or exercisable or exchangeable for the Common Shares in connection with an acquisition transaction (including by way of a merger or consolidation), the primary purpose of which is not to raise equity capital; (vi) issue securities to customers, vendors, licensors or joint venture partners or in connection with strategic alliances approved by the Company’s board of directors, the primary purpose of which is not to raise equity capital; (vii) issue securities in connection with an equipment lease financing transaction or a credit financing transaction with a bank or institutional lender approved by the Board of Directors, the primary purpose of which is not to raise equity capital; or (viii) issue Common Shares issuable upon the conversion or exercise of any convertible securities, options or warrants issued and outstanding pursuant to subclauses (i) - (vii) of this Section 4.4(a). The “Purchaser Percentage” shall be equal to the proportion of that the Conversion Shares and the Warrant Shares (on a fully converted or exercised basis) owned by a Purchaser bears to the total outstanding common stock (on a fully diluted basis), expressed as a percentage.

(b) The Company shall deliver to each of the Purchasers a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of New Securities in a Qualifying Offering, which Offer Notice shall (w) identify and describe the New Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (y)

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identify the persons or entities (if known) to which or with which the New Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each of the Purchasers not less than the respective Purchaser Percentage of the New Securities Purchasers agree and acknowledge that until such Offer has been concluded either by (i) a public announcement of the issuance or sale or exchange or (ii) a termination of the Offer (of which termination Company shall promptly inform Purchasers), the information in such Offer Notice is material, nonpublic information and that Purchasers shall keep such information confidential.

(c) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Purchaser Percentage that such Purchaser elects to purchase (the “Notice of Acceptance”).

(d) The Company shall have sixty (60) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(e) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.4), then the any of the Purchasers, at its sole option and in its sole discretion, may reduce the number or amount of New Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the New Securities that such Purchaser elected to purchase pursuant to Section 4.4(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of New Securities the Company actually proposes to issue, sell or exchange (including New Securities to be issued or sold to a Purchaser pursuant to Section 4.4(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the New Securities. In the event that a Purchaser so elects to reduce the number or amount of New Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the Purchasers in accordance with this Section 4.4.

(f)  Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, a Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of New Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.4(e) above if the Purchaser have so elected, upon the terms and conditions specified in the Offer. The purchase by a Purchaser of any New Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Company and the Purchaser and their respective counsel.

(g) Any New Securities not acquired by a Purchaser or other Persons in accordance with this Section 4.4 may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

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(h) Notwithstanding anything to the contrary in this Section 4.4, the Company shall not be required to offer New Securities to a Purchaser if such Purchaser is not an accredited investor at the time of the Qualifying Offering or is not acquiring the New Securities for investment purposes. Each of the Purchasers agree to represent and warrant to the Company as to its accredited investor status and its investment intent as a condition to participating in the Offer.

4.5       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares and the Warrants in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares and the Warrants to the Purchasers or that would be integrated with the offer or sale of the Purchased Shares and the Warrants for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6       Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Business Day following the date of this Agreement, issue a press release and file a Current Report on Form 8-K, in each case reasonably acceptable to Sansar, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company shall, within five Business Days of the date hereof, file a Current Report on Form 8-K including each of the Transaction Documents as exhibits. The Company and any of its Subsidiaries shall consult with Sansar in issuing any press releases with respect to the transactions contemplated hereby, and the Company or any of its Subsidiaries shall not issue any such press release or otherwise make any such public statement without the prior consent of Sansar, which consent shall not unreasonably be withheld, except if such disclosure is required by Law, in which case the Company shall promptly provide Sansar with prior notice of such public statement or communication.

4.7       Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Purchased Shares or the Warrants under the Transaction Documents or under any other agreement between the Company and such Purchaser.

4.8       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information except as required by this Agreement, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9       Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchased Shares and the Warrants for general corporate purposes, including working capital, for the expansion of current business and for potential acquisitions but not for the satisfaction of any

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portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices and all obligations to the Existing Noteholders) or to redeem any Common Shares or Common Share Equivalents.

4.10     Reimbursement. If any of the Purchasers becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by a Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Shares under this Agreement or any Transaction Document, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred; provided, that the Company shall only be required to reimburse such Purchaser pursuant to this Section 4.10 with respect to a Proceeding in which (i) the Proceeding primarily results from the Company’s breach of the terms of any Transaction Document and (ii) the Proceeding does not primarily result from any action in violation of the terms of any Transaction Document or other wrongful acts by the Purchaser requesting reimbursement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of a Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of a Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any of their respective Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Purchased Shares and the Warrants under any Transaction Document.

4.11     Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on a Trading Market, and as soon as reasonably practicable after the date hereof (but not later than the 180th day following the Closing Date) to list or have quoted all of the Shares on a Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares to be listed on such other Trading Market as promptly as possible. The Company will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.12     Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under the Transaction Documents shall be, or shall have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

4.13     Inspection. The Company shall permit each of the Purchasers, at its own expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable

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times as may be requested by a Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 4.13 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or any information with respect to which the Company may be legally bound to maintain confidentiality, including, without limitation, material, nonpublic information under federal securities laws.

4.14	Registration Rights.
(a)	Registration.

(i)        From and after the Closing Date, the Company will prepare and file with the Commission a registration statement on such form as is available to effect a registration for resale of the Registrable Securities, covering the resale of the Registrable Securities (the “Registration Statement”) within 60 days following the Closing Date, and use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable and within 120 days following the Closing Date;

(ii)       the amount of Registrable Securities required to be included in the Registration Statement as described (“Initial Registrable Securities”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Shares which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act;

(iii)      the Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, the Company’s counsel and accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of counsel to the Purchasers appointed by Sansar and Sansar’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold;

(iv)      in the event that (x) a Registration Statement is not declared effective by the Commission prior to the earlier of (A) five (5) Business Days after the Commission shall have informed the Company that no review of the Registration Statement will be made or (B) the 60th day after the Filing Date or, if the Commission staff comment on, or indicate that it will comment on, the Registration Statement, the 120th day after the Filing Date, or (y) after the Registration Statement has been declared effective by the Commission, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any of the Purchasers to sell the Registrable Securities covered thereby due to market conditions or an Allowable Grace Period, then the Company will make pro rata payments to the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 1% of the sum total of the Conversion Price and Exercise Price in respect of the Registrable Securities, for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective until the date on which the Effectiveness Period terminates with respect to the Purchasers, with a maximum penalty of 10% of the Purchase Price;

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(v)       the Company shall have the right to delay, including, without limitation, by delaying the filing or effectiveness of a Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the reasonable opinion of the Company in the best interest of the Company and, as applicable, suspend sales of Registrable Securities under an effective Registration Statement or suspend trading of its securities on any exchange; provided, that (x) no such delay or suspension in respect of trading on the Trading Market shall exceed 10 trading days in any 12 month period, and (y) no such delay or suspension in respect of trading on any exchange other than the Trading Market (a “Grace Period”) shall exceed 15 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 45 days (an “Allowable Grace Period”);

(vi)      the Company will use commercially reasonable efforts to cause the Registration Statement with respect to the Purchasers to remain continuously effective for a period (the “Effectiveness Period”) that will terminate, with respect to the Purchasers, upon the earlier of (x) the date on which all the Registrable Securities of the Purchasers have been sold and (y) the date on which all the Registrable Securities of the Purchasers may be sold in any three (3) month period pursuant to Rule 144 (with the assumption that the Warrants have been exercised cashlessly), and will advise the Purchasers when the Effectiveness Period has expired with respect to the Purchasers;

(vii)     the Company will provide copies to and permit counsel designated by Sansar to review the Registration Statement and all amendments and supplements thereto no fewer than five (5) Business Days prior to their filing with the Commission and not file any document to which such counsel reasonably objects;

(viii)    the Company will use its commercially reasonable efforts to cause the Registrable Securities to be listed on the NASDAQ Stock Market if the Company satisfies the listing requirements for such listing. It is the intention of the parties that the Company will complete the listing of the Company securities on the NASDAQ Stock market within 18 months following the Closing, provided, however, that in the event the Company does not satisfy the listing requirements for such listing or the Registrable Securities are not so listed despite the Company’s commercially reasonable efforts to cause the Registrable Securities to be so listed, the Company shall not be liable to the Purchasers for any damages on account of the Registrable Securities not being so listed;

(ix)      to the extent it is required to do so, the Company shall make the FINRA Rule 2710 filing with the FINRA concurrently with the Company’s initial filing of the Registration Statement with the Commission.

(b)       Purchaser Information. Each Purchaser shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with such Registration Statement as the Company may reasonably request and (C) immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement during any valid Grace Period or otherwise upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of a Registration Statement by the Commission, or the suspension of

33

the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in a Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Purchaser’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(c)	Indemnification.

(i)        In the event any Registrable Securities are included in a Registration Statement under this Section 4.14, to the extent permitted by law, the Company will indemnify and hold harmless the each of the Purchasers (including their officers, directors, members and partners), any underwriter (as defined in the Securities Act) for the Purchasers and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act (each a “Purchaser Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (“Claims”), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Purchaser Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 4.14(c)(i) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to the Purchaser Indemnified Person, for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Purchaser Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

(ii)       In the event any Registrable Securities are included in a Registration Statement under this Section 4.14, to the extent permitted by law, each Purchaser shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 4.14(c)(i), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, a “Company Indemnified Person”), against any Claim, insofar as such Claim arise out of or are based upon any Violation,

34

in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Purchaser expressly for use in the Registration Statement; and, subject to Section 4.14(c)(iii), such Purchaser will reimburse any legal or other expenses reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 4.14(c)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the indemnifying Purchaser, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Purchasers shall be liable under this Section 4.14(c)(ii) for only that amount of a Claim as does not exceed the net proceeds received by the Purchasers as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 4.14(c)(ii) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(iii)      Promptly after receipt by a Purchaser Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) under this Section 4.14 of notice of a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4.14, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall, by giving at written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Claim, have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of any Company Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such

35

Indemnified Person of a full and general release from all liability in respect to such Claim or litigation, and such settlement (a) shall provide for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) shall not include any finding or admission as to fault on the part of the Indemnified Person and (c) shall have no effect on any other claims that may be made against the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 4.14, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(d)	Negative Covenants. [Intentionally Deleted]

ARTICLE V.

MISCELLANEOUS

5.1       Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that the Company will pay the fees and expenses of counsel to Sansar in an amount not to exceed $50,000 upon either the Closing or in the event that the transactions contemplated hereby fail to be consummated as a result of the Company’s failure to satisfy pre-closing conditions set forth in Section 6.1 hereof. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Purchased Shares and the Warrants.

5.2       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and a delivery receipt is signed, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers (except for any amendment in Section 2, which shall also require the

36

Founders’ approval) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5       Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any of the Founders may assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign any or all of its rights under this Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers”.

5.7       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and Section 4.14 and as otherwise necessary for a Purchaser to enforce its rights hereunder.

5.8       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. Each party hereto

37

(including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9       Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of this Agreement, and other Transaction Documents and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers, the Founders or the Company.

5.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12     Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.13     Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Purchasers, the Founders and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14     Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded,

38

repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

ARTICLE VI.

CONDITIONS

6.1       Conditions to the Closing of the Purchasers. The Purchasers’ obligation to purchase the Purchased Shares and the Warrants being issued at the Closing is subject to the satisfaction, or waiver by the Purchasers, of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Company and the Founders set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified as to materiality or a Material Adverse Effect, true and correct) as of such date) as though made on and as of the Closing Date.

(b)       Performance of Obligations of Company. The Company and the Founders shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement (including the deliveries required under Section 2) on or prior to the Closing Date.

(c)       No Injunction. No Order has been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       No Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted or would reasonably be expected to result in a Material Adverse Effect.

(e)       No Suspension of Trading. As of the Closing Date, trading in the Common Shares shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State Governmental Authorities.

(f)        Certificate. The Purchasers shall have received a certificate, dated the Closing Date, of the Company executed by the Company’s director or officer duly authorized to execute the Transaction Documents, certifying as to the matters set forth in Section 6.1 and delivered to the Purchasers, substantially in the form attached hereto as Exhibit E-5.

39

(g)       Certificate of Designation. The Company shall have provided to the Purchasers a certified copy of the Certificate of Designation filed with the Secretary of the State of Nevada on or prior to the Closing.

(h)       Satisfactory Diligence. The Company has provided with copies of diligence materials as reasonably requested by the Purchasers, including the audited 2007 financial statements, and the Purchasers shall have been reasonably satisfied with the results of its diligence review.

(i)        Repayment of Existing Noteholders. Contemporaneous with the Closing, the Company shall have repaid all obligations to the Existing Noteholders.

6.2       Conditions to the Closing of the Company and the Founders. The Company’s obligation to issue and sell the portion of the Purchased Shares and the Warrants being issued at the Closing and the Founders’ obligations to deliver the Escrow Shares at the Closing is subject to the satisfaction, or waiver by the Company or the Founders, as applicable, of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date.

(b)       Performance of Obligations of the Purchasers. The Purchasers shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c)       Regulatory Approvals. The Company and the Purchasers shall have received all requisite approvals (including all required findings of suitability).

(d)       Officers’ Certificate. The Company shall have received a certificate, dated the Closing Date, of each of the Purchasers executed by each Purchaser’s officer or officers certifying to the effect that the conditions specified in this Section 6.2(a) and 6.2(b) have been satisfied and delivered to the Company, substantially in the form attached hereto as Exhibit E-6.

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IN WITNESS WHEREOF, the parties hereto have caused this Convertible Redeemable Preferred Share and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LOTUS PHARMACEUTICALS, INC.	Address for Notice:
By:/s/ Zhongyi Liu Name: Zhongyi Liu Title: Chief Executive Officer	Lotus Pharmaceuticals, Inc. Boca Corporate Plaza 7900 Glades Road Suite 420 Boca Raton, FL 33434 Attn: Mr. Zhongyi Liu E-mail: Tel: Fax:

With copy to (which shall not constitute notice):

Richardson & Patel LLP

10900 Wilshire Boulevard Suite 500

Los Angeles, CA 90024

Attn: Kevin Leung, Esq.

E-mail: kleung@richardsonpatel.com

Tel: (310) 208-1182

Fax: (310) 208-1154

SIGNATURE PAGE TO

LOTUS CONVERTIBLE REDEEMABLE PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

SANSAR CAPITAL MASTER FUND, L.P.	Address for Notice:
By:/s/ Sanjay Motwani Name: Sanjay Motwani Title: Managing Member

With copy to (which shall not constitute notice):

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attn: Christopher J. Austin, Esq.

E-mail: christopher.austin@ropesgray.com

Tel: +1-617-951-7303

Fax: +1-617-951-9050

SANSAR CAPITAL SPECIAL OPPORTUNITY MASTER FUND, L.P. By:/s/ Sanjay Motwani Name: Sanjay Motwani Title: Managing Member	Address for Notice:

With copy to (which shall not constitute notice):

With copy to (which shall not constitute notice):

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attn: Christopher J. Austin, Esq.

E-mail: christopher.austin@ropesgray.com

Tel: +1-617-951-7303

Fax: +1-617-951-9050

SIGNATURE PAGE TO

LOTUS CONVERTIBLE REDEEMABLE PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

Address for Notice:
Funcorp Associates Ltd. By:/s/ HBM B.V.I. Ltd. Name: HBM B.V.I. Ltd. Title: Director Individual Investment Amount: $50,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

SIGNATURE PAGE TO

LOTUS CONVERTIBLE REDEEMABLE PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

Address for Notice:
Harmon Corporation A.V.V. By:/s/ HBM Aruba Ltd. Name: HBM Aruba Ltd. Title: Director Individual Investment Amount: $50,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Geri Investments HV By:/s/ Marimus J. Dekker Name: Marimus J. Dekker Title: Managing Director Individual Investment Amount: $100,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Far Ventures LLC By:/s/ Steven M. Farber Name: Steven M. Farber Title: Managing Director Individual Investment Amount: $25,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
R.L. Capital Partners By:/s/ Ronald Lazar Name: Ronald Lazar Title: Managing Member Individual Investment Amount: $250,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Silver Rock I, Ltd. By:/s/ Rima Salam Name: Rima Salam Title: Director Individual Investment Amount: $300,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Midsouth Investor Fund LP By:/s/ Lyman O. Heidtke Name: Lyman O. Heidtke Title: General Partner Individual Investment Amount: $500,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
IRA FBO Ronald M. Lazar, Pershing LLC as Custodian By:/s/ Ronald Lazar Name: Ronald Lazar Title: Individual Investment Amount: $50,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Anthony G. Polak By:/s/ Anthony G. Polak Name: Anthony G. Polak Title: Individual Investment Amount: $50,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
IRA FBO Anthony G. Polak, Pershing LLC as Custodian By:/s/ Anthony G. Polak Name: Anthony G. Polak Title: Individual Investment Amount: $50,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Domaco Venture Capital Fund By:/s/ Jack Polak Name: Jack Polak Title: General Partner Individual Investment Amount: $50,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Equity Interest, Inc. By:/s/ Jack Polak Name: Jack Polak Title: President Individual Investment Amount: $25,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Jamie Polak By:/s/ Jamie Polak Name: Jamie Polak Title: Individual Investment Amount: $25,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
La Legetaz Private Foundation By:/s/ HBM Trustees N.V. Name: HBM Trustees N.V. Title: Board Member Individual Investment Amount: $100,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Arterio, Inc. By:/s/ Jonathan Rothschild Name: Jonathan Rothschild Title: President Individual Investment Amount: $25,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Address for Notice:
Longview Fund, LP By:/s/ S. Michael Rudolph Name: S. Michael Rudolph Title: CFO & Managing Member Individual Investment Amount: $150,000	E-mail: Tel: Fax:
With copy to (which shall not constitute notice):

Disclosure Schedule

These Disclosure Schedules are furnished pursuant to the Convertible Redeemable Preferred Share and Warrant Purchase Agreement (the “Agreement”), dated as of February 25, 2008, by and among Lotus Pharmaceuticals, Inc. (the “Company”), Dr. Liu Zhong Yi and Mrs. Song Zhenghong (the “Founders”) and the purchaser(s) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

The information and disclosures contained in any schedule comprising these Disclosure Schedules shall provide an exception to or otherwise qualify (i) the representations or warranties of the Company contained in the section of the Agreement corresponding by number to such disclosure and (ii) the other representations and warranties in the Agreement to the extent such disclosure reasonably appears to be applicable to such other representations or warranties.

The inclusion of any matter in the Schedules shall not be deemed to be an admission by the Company that such matter is material or that such matter is required to be included herein. The information provided herein is solely for the use of the Purchasers and nothing herein shall be deemed an admission against interest by the Company in favor of any third party.

The headings and descriptions of the disclosures herein are for convenience of reference only and are not intended and do not alter the meaning of any provision of the Agreement or of these Disclosure Schedules. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Disclosure Schedule

Schedule 3.1(g)

As of February 25, 2008, the Company had the following number of shares of common stock and warrants outstanding:

Number of Shares of Common Stock	42,044,200
Number of Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants	1,500,000
Total Number of Shares of Common Stock Outstanding on a Fully-Diluted Basis	43,544,200

Schedule 3.1(o)

None.

Schedule 3.1(w)

The Company entered into an engagement letter with Maxim Group LLC (“Maxim”) dated November 8, 2007 pursuant to which the Company engaged Maxim to act as the Company’s exclusive placement agent in connection with the transactions contemplated with the Agreement (the “Offering”). As compensation for services rendered by Maxim, the Company agreed to pay Maxim the following fees in consideration for the services rendered by Maxim in connection with the Offering):

(a)       The Company agreed to pay Maxim a cash fee payable upon each closing of the transactions contemplated by the Agreement (the “Closing”) equal to 7% of the gross proceeds received by the Company from the Purchasers at each Closing.

(b)       The Company agreed to pay Maxim a corporate finance fee payable in cash upon each Closing equal to 1% of the gross proceeds received by the Company from the Purchasers at each Closing.

(c)       The Company shall deliver to Maxim a warrant to purchase shares of the Company’s common stock equal to 7% of the number of shares of common stock underlying the securities issued in the Offering (the “Agent Warrant”). Such Agent Warrant will be issued at each Closing and shall provide, among other things, that the Agent Warrant shall (i) be exercisable at an exercise price equal to the price of the securities issued in the Offering (or the exercise price of the securities issued in the Offering) issued to the Purchasers in the Offering, (ii) expire five (5) years from the date of issuance, (iii) contain standard anti-dilution protection and such other anti-dilution protection provided to the Purchasers, (iv) include customary registration rights, including the registration rights provided to the Purchasers, and (v) include such other terms as are normal and customary for warrants of this type.

(d)       The Company shall be responsible for (i) the costs and fees associated with the filing of the offering materials with the NASD (including all required COBRADesk fees), and (ii) legal fees incurred by Maxim in connection with the COBRADesk filings. Such amounts shall come from the proceeds received in the Offering and shall be paid at each Closing in the Offering.

(e)       The Company shall assist and cooperate with legal counsel to Maxim in effecting a filing with respect to the public offering contemplated by the Registration Statement to be filed in connection with the Offering (the “Issuer Filing”) with the NASD Corporate Financing Department pursuant to NASD Rule 2710(b)(10)(A)(i) and the Company shall pay the filing fee required by such Issuer Filing and clearing such filing with the NASD. The Company shall assist legal counsel to Maxim in pursuing the Issuer Filing until the NASD issues a letter confirming that it does not object to the terms of the Offering contemplated by the Registration Statement.

Schedule 3.1(ee)

None.

FINAL FORM

Exhibit A

Purchased Shares and Warrant Schedule

Investor List

Account	Amount	Number of Purchased Shares	Number of Warrants
Sansar Capital Master Fund, L.P.	$2,000,000.00	2,298,850	1,149,425
Sansar Capital Special Opportunity Master Fund, L.P.	$1,200,000.00	1,379,310	689,655
Funcorp Associates Ltd.	$50,000.00	57,471	28,735
Harmon Corporation A.V.V.	$50,000.00	57,471	28,735
Geri Investments NV	$100,000.00	114,942	57,471
Far Ventures LLC	$25,000.00	28,735	14,367
R.L. Capital Partners	$250,000.00	287,356	143,678
Silver Rock I LTD	$300,000.00	344,827	172,413
MidSouth Investor Funds LP	$500,000.00	574,712	287,356
IRA FBO Ronald M Lazar, Pershing LLC as Custodian	$50,000.00	57,471	28,735
Anthony G Polak	$50,000.00	57,471	28,735
IRA FBO Anthony G Polak, Pershing LLC as Custodian	$50,000.00	57,471	28,735
Domaco Venture Capital Fund	$50,000.00	57,471	28,735
Equity Interest Inc	$25,000.00	28,735	14,367
Jamie Polak	$25,000.00	28,735	14,367
La Legetaz Private Foundation	$100,000.00	114,942	57,471
Arterio, Inc	$25,000.00	28,735	14,367
Longview Fund LP	$150,000.00	172,413	86,206
TOTAL:	$5,000,000.00	5,747,118	2,873,553

A-1

Exhibit B

Form of Certificate of Designation

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

LOTUS PHARMACEUTICALS, INC.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

The undersigned does hereby certify that pursuant to the authority conferred upon the Board of Directors of LOTUS PHARMACEUTICALS, INC., a Nevada corporation (the “Corporation”), by its Articles of Incorporation, as amended, and Section 78.315 of the Nevada Revised Statutes, the Board of Directors, by unanimous written consent, duly approved and adopted the following (referred to herein as the “Certificate of Designation”):

RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation (“Board of Directors”) by Article III of the Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors does hereby create, authorize, and provide for issuance of a series of preferred stock, par value $0.001 per share, of the Corporation, consisting of 10,000,000 shares, and hereby fixes the voting powers, designations, preferences, and relative, participating, optional and other special rights, and qualifications, limitations, and restrictions thereof, of the shares of such series, in addition to those set forth in the Articles, as follows:

ARTICLE I.DESIGNATION OF SERIES A PREFERRED STOCK. The shares of the series of preferred stock created and authorized by this Certificate of Designation shall be designated “Series A Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”). The total number of authorized shares constituting the Series A Preferred Stock shall be 10,000,000. The number of shares constituting this series of preferred stock of the Corporation may be increased or decreased at any time, from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation; provided, however, that no decrease shall reduce the number of shares of this series to a number less than that of the then-outstanding shares of Series A Preferred Stock. The stated par value of the Series A Preferred Stock shall be $0.001 per share. Shares of the Series A Preferred Stock shall be dated the date of issue.

ARTICLE II.DIVIDEND RIGHTS.

Dividend Payment.

To the full extent of the assets and funds of the Corporation lawfully available therefor, the Board of Directors shall declare, and the Corporation shall pay to the holders of shares of Series A Preferred Stock (each a “Holder” and collectively, the “Holders”), as to each share, mandatory dividends at an annual rate of 8.00%, compounded annually (such rate, the “Dividend Rate”) of the sum of (i) $0.87 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares)(such amount, as so adjusted from time to time, the “Series A Original Issue Price”) plus (ii) an amount equal to any dividend that has accumulated through such date on a share of Series A Preferred Stock has not paid in full (the amount of such unpaid dividends, an “Arrearage”) that are payable in respect of such share, whether or not such dividends are declared, payment of which shall be made in (i) additional shares of Series A Preferred Stock (the “PIK Shares”). Dividends shall be paid in annually on February 25 of each year, or if any such date is not a Business Day, on the Business Day immediately preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to the Holders of record as they appear on the stock record books of the Corporation (the “Registered Holders”) on the tenth (10th) day prior to the relevant Dividend Payment Date. Dividends shall be cumulative from the most recent Dividend Payment Date as to which dividends shall have been paid or, if no dividends have ever been paid, from the date of issuance and shall accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 365-day year. The number of PIK Shares issuable on any Dividend Payment Date for each share of Series A Preferred Stock shall equal the amount payable pursuant to this Section 2.1(a) divided by the Series A Original Issue Price.

After payment of such dividends, any additional dividends shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock).

No fractional PIK Shares shall be issued, so that the number of PIK Shares issued to each Registered Holder shall be rounded to the nearest whole number of shares of Series A Preferred Stock. All dividends paid in PIK Shares shall be deemed issued on the applicable Dividend Payment Date and shall thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, charges, security interests or other encumbrances.

Dividends or Certain Other Distributions on Common Stock. While any shares of Series A Preferred Stock are outstanding, no dividend or other distribution (other than a dividend or distribution paid in Common Stock or other capital stock of the Corporation ranking junior to the Series A Preferred Stock) shall be declared, paid, or set aside for payment on any class of the Common Stock or on any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, nor shall any Common Stock or capital stock of the Corporation ranking junior to the Series A Preferred Stock be redeemed, purchased, retired, or otherwise acquired directly or indirectly by the Corporation for any consideration (or any monies paid for the account of, or set aside for payment for, or paid to or made available for a sinking or similar fund for, such purposes), except by conversion into or exchange of shares of Common Stock or other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, unless, in each case, dividends on all outstanding shares of the Series A Preferred Stock contemporaneously are declared and a sum of money sufficient for payment have been set aside therefor.

ARTICLE III.LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets, an amount equal to the Original Series A Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock then held by them, plus any Arrearages. If, upon any Liquidation of the Corporation, the assets of the Corporation, or the proceeds of those assets, available for distribution shall be insufficient to pay in full the amount of the Liquidation Preference, then all of the assets available shall be distributed among the holders of the Series A Preferred Stock. After the payment in full of the Liquidation Preference has been made to the holders of the Series A Preferred Stock, if assets remain in the Corporation, the holders of the Common Stock of the Corporation (assuming conversion of all shares of Series A Preferred Stock) shall receive all of the remaining assets of the Corporation which shall be distributed ratably among such holders in proportion to their respective number of issued and outstanding shares of Common Stock then held. For purposes of this Section 3, a sale, conveyance, exchange, or transfer of all or substantially all of the properties or assets of the Corporation for cash, securities, or other consideration, or the consolidation, merger, or other business combination of the Corporation with one or more corporations, shall be deemed to be a Liquidation unless the holders of a majority of the Series A Preferred Stock elect otherwise.

ARTICLE IV.VOTING RIGHTS. Except as expressly provided by this Certificate of Designation or as provided by law, the holders of Series A Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Series A Preferred Stock shall vote together as a single class on all matters; provided, holders of Series A Preferred Stock shall not be entitled to vote for directors. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

ARTICLE V.CONVERSION RIGHTS.

Conversion of Series A Preferred Stock Into Common Stock. At any time and from time to time after the issuance of the Series A Preferred Stock, any holder thereof may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of one (1) share of Common Stock for every one (1) share of Series A Preferred Stock converted (the “Conversion Rate”), provided, however, that no holder shall be entitled to convert any or all of the shares of Series A Preferred Stock held by such holder if and to the extent that such conversion would cause such holder to be a beneficial owner of more than four and ninety-nine-hundredths percent (4.99%) of the Common Stock, as determined under Rule 13d-1(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended; provided, that the preceding proviso may be waived by such holder (or any designee thereof) with a 61-days advance written notice to the Corporation and, if applicable, the transfer agent.

Conversion Procedure.

Notice and Surrender of Certificates. Any holder of shares of Series A Preferred Stock desiring to convert any portion thereof into shares of Common Stock shall give written notice that such holder elects to convert a stated number of Series A Preferred Stock into Common Stock (the “Conversion Notice”) and shall surrender each certificate representing the Series A Preferred Stock to be converted, duly executed in favor of the Corporation or in blank accompanied by proper instruments of transfer, at the principal business office of the Corporation (or at such other place as may be designated by Corporation). The Conversion Notice shall set forth the name or names (with the address or addresses) in which the certificate or certificates for shares of the Common Stock shall be issued.

Effective Time of Conversion. To the extent permitted by law, the conversion of the Series A Preferred Stock pursuant to this Section 5.2 into Common Stock shall be deemed to have been effected immediately prior to the close of business on the date on which all the conditions in Section 5.2(a) of this Certificate of Designation have been satisfied, and at such time the rights of the holder of such shares of Series A Preferred Stock so converted shall cease, and the person or persons in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the share of Common Stock represented thereby. The date on which the conversion of the Series A Preferred Stock pursuant to this Section 5.2 into Common Stock shall be deemed to have been effected is hereinafter referred to as the “Effective Conversion Date”). Except as otherwise provided herein, no payment or adjustment shall be made in respect of the Common Stock delivered upon conversion of the Series A Preferred Stock.

Issuance of Common Stock Certificates. As soon as practicable after the Effective Conversion Date, the Corporation shall issue and deliver, or cause to be issued and delivered, to the converting holder a certificate or certificates for the number of whole shares of Common Stock issuable by reason of the conversion of such shares of Series A Preferred Stock, registered in such name or names and such denominations as the converting holder has specified, subject to compliance with applicable laws to the extent such designation shall involve a transfer. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion pursuant to this Section 5.2 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof a new certificate for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.

Adjustments to Conversion Rate.

Subdivision or Combination of Common Stock. If the Corporation at any time: (i) pays a dividend or makes a distribution on its Common Stock in shares of Common Stock, (ii) subdivides (by stock split, recapitalization, or otherwise) its outstanding Common Stock into a greater number of shares, or (iii) combines (by reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares, then the Conversion Rate in effect at the time of the record date for such dividend or distribution, or the effective date of such subdivision or combination, shall be proportionately adjusted immediately thereafter so that the holder of any shares of the Series A Preferred Stock surrendered for conversion after such event will receive the kind and amount of shares that such holder would have received if the Series A Preferred Stock had been converted immediately prior to the happening of the event. Such adjustment shall be made successively whenever any of the events referred to in this Section 5.3(a) occur.

Issuance of Certain Rights, Warrants, or Options. If the Corporation shall issue or grant any rights, warrants, or options to holders of its Common Stock, as a class, entitling all holders of the class to subscribe for or to purchase Common Stock at a price per share less than the Current Market Price (as defined in Section 5.3(e) hereof) at the record date for the determination of shareholders entitled to receive such rights, warrants, or options, the Conversion Rate will be reduced so that it will be the amount determined by multiplying (i) the Conversion Rate existing prior to the record date for the issuance of the rights, warrants, or options by (ii) a fraction of which (x) the numerator is the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate exercise price of all rights, warrants, or options would purchase at the Current Market Price at the record date, and (y) the denominator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights, warrants, or options, plus the number of additional shares of Common Stock issuable on the exercise of all rights, warrants, or options. Such adjustment shall be made successively whenever such rights, warrants, or options are issued or granted, and will become effective immediately.

Certain Dividends and Distributions on Common Stock. In the event that the Corporation shall pay or make a dividend or other distribution to all holders of the Common Stock as a class payable in securities, evidences of indebtedness, assets, or other property (excluding cash dividends or distributions of cash payable from retained earnings of the Corporation, dividends payable in Common Stock, or distributions of rights, warrants, or options referred to in Section 5.3(b) hereof, but including, without limitation, shares of any other class of the Corporation’s capital stock or securities convertible into or exchangeable for Common Stock or any other class of the Corporation’s capital stock), then, in each such case, the Conversion Rate will be reduced so that it will equal the amount determined by multiplying (i) the Conversion Rate in effect immediately prior to the record date for the distribution by (ii) a fraction of which (x) the numerator is the Current Market Price of a share of Common Stock on the record date for the distribution, less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, will be conclusive) of the capital stock, evidence of indebtedness, assets, or other property which are distributed with respect to one (1) share of Common Stock and (y) the denominator is the Current Market Price of one (1) share of Common Stock on that record date. Each adjustment shall be made successively whenever such distribution is made and shall be effective immediately after the record date for the distribution to shareholders entitled to receive the distribution.

Merger or Consolidation. If there is a reorganization, or a merger or consolidation of the Corporation with or into any other entity which results in a conversion, exchange, or cancellation of the Common Stock, or a sale of all or substantially all of the assets of the Corporation, on a consolidated basis (except for sales or dispositions to a wholly owned subsidiary of the Corporation), upon any subsequent conversion of the Series A Preferred Stock, each holder of the Series A Preferred Stock will be entitled to receive the kind and amount of securities, cash, and other property or assets which the holder would have received if the holder had converted the shares of Series A Preferred Stock into Common Stock in accordance with Section 5 hereof immediately prior to the first of these events and had retained all the securities, cash, and other property or assets received as a result of those events.

Certain Definitions.

The term “Market Price” of the Common Stock shall mean, on any date specified herein: (A) the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is then listed, or (B) if the Common Stock is not listed or admitted to trading on a national stock exchange, the last reported sales price of the Common Stock on the principal automated securities price quotation system on which sales prices of the Common Stock is reported, or (C) if the Common Stock is not reported on an automated quotation system, the mean of the high bid and low asked price quotations for the Common Stock as reported by Pink Sheets LLC. If the Common stock is not traded or quoted as described in any of Sections 5.3(e)(i)(A), (B), or (C) hereof, the Current Market Price of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by the Board of Directors.

For the purpose of any computation under this Section 5, the “Current Market Price” of the Common Stock on any date will be the average Market Price of the Common Stock on each of the ten consecutive Business Days preceding the date of the computation.

The term “Business Day” means any day except Saturday, Sunday, and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

De Minimus Adjustments. No adjustment in the Conversion Rate will be made unless the adjustment would require a change of at least one percent (1%) in the Conversion Rate; provided, however, that any adjustments that are not made because of this Section 5.3(f) will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment must be made in accordance with this Section 5 (without regard to this Section 5.3(f)) not later than the time the adjustment may be required in order to preserve the tax-free nature, if any, of a distribution to the holders of shares of the Common Stock. All calculations under this Section 5 will be made to the nearest full share.

Notices; Protective Provisions.

Notice of Conversion Rate Adjustments. Upon any adjustment of the Conversion Rate pursuant to the provisions of Section 5.3 of this Certificate of Designation, the Corporation shall promptly give written notice thereof to each holder of record of the Series A Preferred Stock. Such notice shall set forth (i) the adjusted Conversion Rate, (ii) a description of the events which caused the adjustment, (iii) a description of the method of calculation of the adjustment, and (iv) the date on which the adjustments become effective.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

authorize or issue, or obligate itself to issue, or otherwise create (by reclassification or otherwise) any other equity security, including any security (other than the Series A Preferred Stock) convertible into or exercisable for any equity security, having rights, preferences or privileges senior to, or being on a parity with, the Series A Preferred Stock;

change the principal business of the Corporation, enter new lines of business or exit the current line of business;

sell, convey, lease, transfer or otherwise dispose of all or substantially all of its property, assets or business;

(A) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) or (B) declare or pay any dividend on, any capital stock of the Corporation; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;

enter into or be party to any transaction with any director, officer or employee of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except in the ordinary course of business;

make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation, other than joint ventures approved by the Board of Directors;

make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board of Directors;

guarantee any indebtedness except for trade accounts of the Corporation or any subsidiary arising in the ordinary course of business;

make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of US$100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

incur any aggregate indebtedness in excess of US$5,000,000 that is not already included in a Board-approved budget (provided, trade credit incurred in the ordinary course of business shall not be aggregated);

hire or fire executive officers without the prior approval of the Board of Directors;

change the compensation of executive officers;

sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation); or

amend, alter, or repeal any provision of the Certificate of Incorporation (including this Certificate of Designation) or Bylaws of the Corporation.

Reservation of Shares of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Series A Preferred Stock from time to time outstanding, but shares of Common Stock held in the treasury of the Corporation may, at the discretion of the Corporation, be delivered upon any conversion of the Series A Preferred Stock.

Issue and Other Taxes. The Corporation shall pay any and all documentary stamp or similar issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation, however, shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock in a name other than that in which the shares of the Series A Preferred Stock so converted were registered and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

Closing of Corporate Books. The Corporation shall not close its books against the transfer of the Series A Preferred Stock or of any shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner that interferes with the timely conversion of the Series A Preferred Stock.

ARTICLE VI.STATUS OF CONVERTED STOCK. All shares of Series A Preferred Stock converted into Common Stock shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, and may thereafter be issued.

ARTICLE VII.PRE-EMPTIVE RIGHTS.

Until the Corporation makes a public offering of its securities, the holders of the Series A Preferred Stock shall have the right to purchase their pro-rata portions of any future private placements by the Corporation of equity or equity-linked securities other than (i) securities issued pursuant to the exercise of options or warrants currently outstanding, options awarded to employees or directors of the Corporation after the date hereof pursuant to currently existing employee incentive plans, and options hereinafter issued under new employee incentive plans approved by the Board of Directors, (ii) securities issued as consideration in acquisitions by the Corporation and (iii) any issuance approved by the holders of a majority of the Series A Preferred Stock. “Pro-rata portions” shall mean that portion of such future private placement equal in proportion to the proportion of that that the Series A Preferred Stock and other warrant shares held by such holder (on a fully converted and exercised basis) to the total outstanding common stock of the Corporation (on a fully diluted basis). Additional rights and obligations relating to the preemptive rights granted hereby are set forth in certain stock purchase agreement dated on or about February 25, 2008, by and among the holders of the Series A Preferred Stock, the Corporation and certain other parties party thereto.

ARTICLE VIII.REDEMPTION.

8.1      Redemption Event. The Series A Preferred Stock shall become redeemable on or after February 25, 2010, for a period of 90 days thereafter, upon the written election of a holder of the outstanding shares of Series A Preferred Stock ( a “Redemption Event”). The Series A Preferred Stock is not redeemable at the option of the Corporation. Following the end of said 90 day period, the Series A Preferred Stock shall not be redeemable.

8.2       Redemption Payment. Upon the occurrence of a Redemption Event, each holder of Series A Preferred Stock will be entitled to a cash payment equal to the Series A Original Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock being redeemed (the “Redemption Payment”). The Corporation must make the Redemption Payment in one lump sum payment within one month of the end of the 90 day period referred to in Section 8.1.

8.3      Ranking. No other capital stock of the Corporation will be redeemable prior to the Series A Preferred Stock.

8.4      Notice of Redemption; Pro Rata Treatment. Written notice of redemption of Series A Preferred Stock pursuant to Section 8.1 above shall be given by first class mail, postage prepaid, to the Corporation at its executive offices. Each written notice must state the number of shares of the Series A Preferred Stock to be redeemed and shall be accompanied by the certificates evidencing such shares.

ARTICLE IX.MISCELLANEOUS.

Observance of Terms. The Corporation, whether by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, merger, liquidation, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment

Amendment and Waiver. No amendment, modification, or waiver shall be binding or effective with respect to any provision of this Certificate of Designation without the prior affirmative vote or written consent of the holders of a majority of the shares of Series A Preferred Stock outstanding at the time the action is taken; provided, however, no amendment, modification, or waiver may, without the consent of each holder of Series A Preferred Stock affected thereby: (a) reduce the Liquidation Preference of, or dividend on, the Series A Preferred Stock; (b) change the place or currency of payment of the Liquidation Preference of, or dividend on, any Series A Preferred Stock; (c) impair the right to institute suit for the enforcement of any payment on, or with respect to, the Series A Preferred Stock; (d) adversely affect the right to convert the Series A Preferred Stock; or (e) reduce the percentage of outstanding Series A Preferred Stock necessary to modify or amend the terms thereof or to grant waivers with respect thereto.

Notices. Except as otherwise expressly provided in this Certificate of Designation, whenever a notice or other communication is required or permitted to be given to holders of Series A Preferred Stock, the notice or other communication shall be deemed to be properly given if deposited into the United States mail, postage prepaid, addressed to the person(s) shown on the books of the Corporation as the holder(s) of the shares at the addresses as they appear on the books of the Corporation, as of a record date or dates determined in accordance with the Articles and Bylaws of the Corporation, this Certificate of Designation and applicable law, as in effect from time to time.

Limited Rights. Except as may be otherwise set forth in this Certificate of Designation or as otherwise required by applicable law, the Series A Preferred Stock shall not have any designations, preferences, limitations, or relative rights, other than those specifically set forth in this Certificate of Designation and in the Articles.

Headings. The headings and various subdivisions in this Certificate of Designation are for convenience only and will not affect the meaning or interpretation of any of the provisions of this Certificate of Designation.

RESOLVED FURTHER, that the President and the Secretary of the Corporation hereby are authorized and directed to prepare, execute, verify, file and record a certificate of designation of preferences in accordance with the foregoing resolutions and the provisions of the Nevada Revised Statutes.

[Remainder of page intentionally left blank.]

Exhibit C

Form of Warrant

LOTUS PHARMACEUTICALS, INC.

WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

Warrant No. [	]	Dated: February __, 2008

Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, [Purchaser Name] or its registered assigns (including permitted transferees, the “Holder”), is entitled to purchase from the Company up to a total of [                    ] shares (as adjusted from time to time as provided in Section 9) of Common Stock (as defined below), at an exercise price equal to $ 1.20 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after February __, 2008 (the “Initial Exercise Date”) until 5:00 pm New York City time, February __, 2013 (the “Expiration Date”), and subject to the following terms and conditions.

Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, $0.001 par value per share, as constituted on the date hereof.

“Eligible Market” means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Market Price” shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth by NASDAQ or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth in the Pink Sheets listing for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

“NASDAQ” means the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, and any successor markets thereto.

“Other Securities” refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 9 hereof or otherwise.

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Convertible Redeemable Preferred Share and Warrant Purchase Agreement of even date herewith among, inter alia, the Company and the initial Holder.

“Registration Statement” means a registration statement that the Company will prepare and file with the Securities and Exchange Commission on such form as is available to effect a registration for resale of the Warrant Shares.

“Trading Day” means (a) a day on which the Common Shares are traded on an Eligible Market, or (ii) if the Common Shares are not listed on an Eligible Market, a day on which the Common Shares are traded on the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on the OTC Bulletin Board, a day on which the Common Shares are quoted in the over the counter market as reported by the Pink Sheets (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Warrant Shares” shall initially mean shares of Common Stock and in addition may include Other Securities and Distributed Property (as defined in Section 9(e)) issued or issuable from time to time upon exercise of this Warrant.

Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

Exercise and Duration of Warrant.

This Warrant shall be exercisable by the registered Holder at any time and from time to time on and after the Initial Exercise Date to and including the Expiration Date. At 5:00 P.M. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Appendix B (the “Exercise Notice”), appropriately completed, duly signed and delivered in compliance with Section 13, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below), and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of an Exercise Notice in respect of less than all of the shares issuable upon exercise of this Warrant shall result in the cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

The Holder shall pay the Exercise Price (i) in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions or (ii) if at any time on or after the Initial Exercise Date the Market Price exceeds the Exercise Price, by means of a “cashless exercise”, by presenting and surrendering to the Company this Warrant, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder upon such cashless exercise;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price on the Exercise Date; and

B = the Exercise Price.

Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. By written notice to the Company, the Holder may waive the provisions of this Section 4(d), but any such waiver will not be effective until the 61st day after delivery of such notice. For purposes of this section and the calculation required hereunder, the Company shall rely upon the accuracy of the information provided in the Exercise Notice.

Delivery of Warrant Shares.

Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (the “Certificate”). The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The issuance of the Warrant Shares and Certificates shall be governed by Article IV of the Purchase Agreement.

The Warrant Shares will be registered pursuant to Article IV of the Purchase Agreement.

This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue, delivery or registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder and that the Holder will be required to pay any tax with respect to cash received in lieu of fractional shares. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.

Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

Stock Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitle to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.

Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation to which Section 9(e) applies) into shares of any other class of stock shall be deemed:

a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and

if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) shares of any class of capital stock, (iii) rights or warrants to subscribe for or purchase any shares of any class of capital stock or (iv) any other asset, other than a distribution of Common Stock covered by Section 9(a), (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as determined in good faith by the Board of Directors of the Company whose determination shall be described in a board resolution, and (B) the denominator of which shall be the Market Price on such record date.

Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to) execute and deliver to the Holder of this Warrant a written instrument providing that:

(x)       so long as any Warrant remains outstanding, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction and on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Fundamental Transaction, assuming such holder of Common Stock:

(A)      is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

(B)      failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 9(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(y)       the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holder in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holder in respect of Common Stock hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9. The above provisions of this Section 9(e) shall similarly apply to successive Fundamental Transactions.

Adjustment of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Market Price on the Exercise Date of one full Warrant Share.

Listing on Securities Exchanges. The Warrant Shares are quoted on the OTC Bulletin Board. The Company will maintain the listing of or requirements for quotation of, the Warrant Shares on an Eligible Market. In furtherance and not in limitation of any other provision of this

Warrant, if the Company at any time shall list any Common Stock on any Eligible Market other than OTC Bulletin Board, the Company will, at its expense, simultaneously list the Warrant Shares (and maintain such listing) on such Eligible Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and maintain such listing on any Eligible Market any Other Securities, if and at the time that any securities of like class or similar type shall be listed on such Eligible Market by the Company.

Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. Any notice or other communication given by means permitted by this Section 13 shall be deemed given at the time of receipt thereof. The address for such notices or communications shall be as set forth below:

If to the Company:	Lotus Pharmaceuticals, Inc.

Boca Corporate Plaza

7900 Glades Road

Suite 420

Boca Raton, FL 33434

If to the Holder:	[_______]

Or such other address as is provided to such other party in accordance with this Section 13.

Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

Miscellaneous. ARTICLE X. This Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the

Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable efforts to cure or mitigate the delay or failure to perform.

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LOTUS PHARMACEUTICALS, INC.

By:____________________________
Name:
Title:

APPENDIX A

FORM OF ASSIGNMENT

(to be completed and signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the right represented by the within Warrant to purchase _____________ shares of Common Stock of Lotus Pharmaceuticals, Inc. (the “Company”) to which the within warrant relates and appoints __________________________ attorney to transfer said right on the books of Company with full power of substitution in the premises.

Dated:____________	______________________________

(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

Address of Transferee:

______________________________

______________________________

______________________________

In the presence of:

______________________________

APPENDIX B

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	Lotus Pharmaceuticals, Inc.

The undersigned is the Holder of Warrant No. [ ] (the “Warrant”) issued by Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of _________ Warrant Shares.
2.	The undersigned Holder hereby exercises its right to purchase _________ Warrant Shares pursuant to the Warrant.
3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrant.
5.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is _________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Market Price on the Exercise Day, which product is __________.

X = Y[(A-B)/A]

X = the number of Warrant Shares to be issued to the Holder.

Number of Warrant Shares being exercised: ____________ (“Y”).

Market Price on the Exercise Day: _____________ (“A”).

Exercise Price: _____________(“B”)

6.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant
7.	Following this exercise, the Warrant shall be exercisable to purchase a total of __________ Warrant Shares.

8.	Following this exercise, the Holder shall own or beneficially own (for purposes of Section 13(d) of the Exchange Act) __________ shares of the Company’s Common Stock.
Dated: ____________	Name of Holder:

(Print) _________________________

By: ____________________________

Title: __________________________

(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

Exhibit D-1

Form of Escrow Agreement

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made as of February __, 2008, by and among (i) Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), (ii) Dr. Liu Zhong Yi and Mrs. Song Zhenghong (the “Founders”), (iii) Sansar Capital Master Fund, L.P. a Delaware limited partnership and Sansar Capital Special Opportunity Master Fund, L.P., a Cayman Islands limited partnership, and each a “Purchaser” (collectively, “Sansar”), (iv) the other purchaser(s) identified on the signature pages hereto (each a “Purchaser” and together with Sansar, the “Purchasers”) and (v) The BANK OF NEW YORK, a New York banking corporation, as escrow agent (the “Escrow Agent”).

Recitals

WHEREAS, the Company, the Founders and the Purchasers have entered into a Convertible Preferred Share and Warrant Purchase Agreement dated February __, 2008 (as the same may be amended from time to time, the “Purchase Agreement”);

WHEREAS, capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in the Purchase Agreement;

WHEREAS, the Company, the Founders and the Purchasers desire to appoint the Escrow Agent to act as escrow agent in the manner hereinafter set forth and the Escrow Agent is willing to act in such capacity;

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Appointment of Agent. The Company, the Founders and the Purchasers hereby appoint the Escrow Agent as their agent to hold in escrow the Escrow Shares (as defined below), and to administer the disposition of the Escrow Shares, in accordance with the terms of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment.

Establishment of the Escrow Account.

(a)          On the Closing Date, the Founders agree to deliver or shall cause to be delivered to the Escrow Agent pursuant to Section 2.4 of the Purchase Agreement certificate or certificates with signed stock power or stock powers evidencing in the aggregate that number of Common Shares equal to the product of the Aggregate Purchase Price multiplied by the quotient of (i) 1.5 divided by (ii) $1.00, in the maximum aggregate of 12,000,000 shares (the “Escrow Shares”). “Individual Investment Amount” means the amount set forth opposite each Purchaser’s name on Exhibit A to this Agreement. “Aggregate Purchase Price” means the sum of the amounts set forth opposite each Purchaser’s name on Exhibit A to this Agreement.

(b)          The Escrow Agent agrees to hold the Escrow Shares in a separate account (the “Share Escrow Account”). The Escrow Shares shall remain registered in the names of the Founders. Any shares of the Company’s Common Shares including shares issued upon a stock split, stock dividend or other similar event) (“New Shares”) issued or distributed by the Company in respect of the Escrow Shares that have not been released from the Share Escrow Account shall be added to the Share Escrow Account, and become a part thereof; provided, however, any other dividends or distributions on the Escrow Shares (including on the New Shares) made in cash or other property shall be currently distributed to the owners of such shares. The Founders shall be responsible for any taxes on such dividends or distributions received by them. Each Founder shall retain the ability to direct the voting of that number of Escrow Shares contributed to the Share Escrow Account on behalf of such Founder (and on any New Shares) so long as such shares are held in the Share Escrow Account and shall be entitled to direct the disposition of any such shares in the event of any tender offer or exchange offer made in respect of such Escrow Shares (provided that the proceeds thereof shall be added to the Escrow Funds and held in the Escrow Accounts as part thereof).

No Interest in the Escrow Shares. The Escrow Agent does not own or have any interest in the Escrow Shares but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Escrow Shares in accordance with the terms and conditions hereinafter set forth.

Disposition of Escrow Shares. The Escrow Agent will hold the Escrow Shares in its possession until authorized, upon receipt of a certificate signed by each of the Company and Sansar (or, in case of clause (f), each Purchaser exercising its redemption right), to deliver the Escrow Shares as follows:

(a)          For fiscal year 2007, “Net Income” shall mean the audited net income as reported on the Company’s annual report on Form 10-K or Form 10-KSB for fiscal year 2007. For fiscal years 2008 and 2009, “Net Income” shall mean the product of (x) the sum of (A) the audited net income as reported on the Company’s annual report on Form 10-K or Form 10-KSB for the applicable fiscal year, plus (B) any non-cash charges incurred by the Company in the applicable fiscal year as a result of the transactions contemplated under this Agreement and the Transaction Documents, including, without limitation, any non-cash charges incurred as a result of the Warrants or the Preferred Shares issued pursuant to this Agreement or as a result of any adjustment made to the warrants held by the Existing Noteholders outstanding immediately prior to the date hereof, multiplied by (y) the quotient of (A) the RMB to U.S. dollar conversion rate used in the financial statements presented in such annual report divided by (B) 7.3 RMB to one U.S. dollar.

(b)          As soon as practicable (but not more than five Business Days) after the date on which the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2007 is filed with the United States Securities and Exchange Commission (the “Commission”), the Company will provide to the Purchasers a written statement setting forth in reasonable detail its determination of Net Income for fiscal year 2007 (the “2007 Earnings Statement”). If the Net Income for fiscal year 2007 is less than the Fiscal Year 2007 Performance Threshold, and is not restated on the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2008 (the “2008 Annual Report”), then, within five Business Days after the 2008 Annual Report date is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $12.00; and if the Net Income for fiscal year 2007 is greater than or equal to the Fiscal Year 2007 Performance Threshold, then one-eighteenth of the Escrow Shares shall be returned to the Founders;

(c)          As soon as practicable (but not more than five Business Days) after the date on which the Company’s 2008 Annual Report is filed with the Commission, the Company will provide to the Purchasers a written statement setting forth in reasonable detail its determination of Net Income for fiscal year 2008 (the “2008 Earnings Statement”). If the Net Income for fiscal year 2008 is less than 95% of the Fiscal Year 2008 Performance Threshold and is not restated on the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2009 (the “2009 Annual Report”), then, within five Business Days after the 2009 Annual Report is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $6.00; and if the Net Income for fiscal year 2008 is greater than or equal to 95% of the Fiscal Year 2008 Performance Threshold, then one-ninth of the Escrow Shares shall be returned to the Founders;

(d)          As soon as practicable (but not more than five Business Days) after the date on which the Company’s 2009 Annual Report is filed with the Commission, the Company will provide to the Purchasers a written statement setting forth in reasonable detail its determination of Net Income for fiscal year 2009 (the “2009 Earnings Statement”). If the Net Income for fiscal year 2009 is less than 95% of the Fiscal Year 2009 Performance Threshold and is not restated on the Company’s Annual Report on Form 10-K or Form 10-KSB for the fiscal year ended December 31, 2010 (the “2010 Annual Report”), then, within five Business Days after the 2010 Annual Report is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $6.00; and if the Net Income for fiscal year 2009 is greater than or equal to 95% of the Fiscal Year 2009 Performance Threshold, then one-ninth of the Escrow Shares shall be returned to the Founders;

For purposes of the subsections (b)-(d) hereof, in the event that the Net Income reported in an Annual Report for a given fiscal year is restated or otherwise modified in the Annual Report for the following year, then the Net Income for such year as reported in the subsequent Annual Report will be used to determine whether the applicable Performance Threshold for such year was met.

(e)          In the event that the Registrable Securities are not listed on the NASDAQ Stock Market within 18 months following the Closing, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the quotient of such Purchaser’s Individual Investment Amount divided by $12.00; and if the Company successfully completes the listing of the Company securities on the NASDAQ Stock Market within 18 months following the Closing then one-eighteenth of the Escrow Shares shall be returned to the Founders;

(f)           In the event that any Purchaser of Preferred Stock elects to exercise its redemption rights pursuant to the Company Charter at any time during the 90 day period after the second anniversary of the Closing Date, and to the extent that the redemption amount paid to such redeeming Purchaser is less than the aggregate Redemption Amount (as defined in the Company Charter) of the Preferred Stock redeemed by such redeeming Purchaser (the “Redemption Deficiency Amount”), the Escrow Agent shall transfer to such redeeming Purchaser that number of Escrow Shares equal to the Redemption Deficiency Amount divided by the Current Market Price of the Common Shares (as defined in the Company Charter) at the time the Redemption Payment; provided, however, that the maximum number of Escrow Shares that may be transferred to a Purchaser pursuant to this clause (f) shall be equal to such Purchaser’s Individual Investment Amount divided by $1.00, it being understood that 2/3 of the Escrow Shares are being reserved to ensure that the Purchasers receive their respective aggregate Redemption Payment. Promptly following the end of the 90 day period after the second anniversary of the Closing Date, two-thirds of the Escrow Shares less any Escrow Shares transferred to Purchasers pursuant to this clause (f) shall be returned to the Founders.

(g)          In case the number of Escrow Shares represented by the certificate or certificates surrendered by the Founders to the Escrow Agent pursuant to this Agreement and to be released from time to time in accordance with this Section 4 exceeds the number of shares so released under this Section 4, the Company shall, upon surrender of such certificate or certificates, execute and deliver to the Escrow Agent new certificates for the number of shares of Escrow Shares that are to be released and that are not to be released, respectively

(h)          With respect to the disposition of Escrow Shares, any dispute relating thereto will be settled by (i) mutual agreement of the Company and the Purchasers (as evidenced by appropriate joint instructions in writing to the Escrow Agent) or (ii) a final and nonappealable order of a court of competent jurisdiction. Upon receipt of a copy of a final and nonappealable order of a court of competent jurisdiction, accompanied by a certificate from the presenting party to the effect that the order complies with this Section 4(h), the Escrow Agent will deliver the Escrow Shares as directed by the order.

Escrow Agent.

The Escrow Agent will have no duties or responsibilities except those expressly set forth herein. Except for this Escrow Agreement, the Escrow Agent is not a party to, or bound by, any agreement that may be required under, evidenced by, or arise out of the Purchase Agreement.

If the Escrow Agent will be uncertain as to its duties or rights hereunder or will receive instructions from any of the undersigned with respect to the Escrow Shares, that, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it will be entitled to refrain from taking any action until it will be directed otherwise in writing jointly by the Company, the Founders and the Purchasers or by a final nonappealable order of a court of competent jurisdiction.

The Escrow Agent will not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence or willful misconduct, and the Escrow Agent will have no duties to anyone except the Company, the Founders and the Purchasers. Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of bad faith, gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document provided to the Escrow Agent in accordance with the terms of this Agreement, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians selected by Escrow Agent in its reasonable business judgment and in good faith with the prior consent of the Company, the Founders, and the Purchasers, or (iv) for an amount in excess of the value of the Escrow Shares, valued as of the date of deposit.

The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Escrow Agreement, or the Escrow Agent’s duties hereunder, and the Escrow Agent will incur no liability and will be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of such counsel.

In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Escrow Shares, the Escrow Agent will be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement will continue, and in so doing the Escrow Agent will not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent will be entitled to continue so to refrain and refuse so to act until all differences with respect thereto will have been resolved by agreement of the Founders and the Purchasers and the Escrow Agent will have been notified thereof in writing signed by the Founders and the Purchasers. In the event of such disagreement that continues for sixty (60) days or more, the Escrow Agent in its discretion may file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated, if the Escrow Agent determines such action to be appropriate under the circumstances, and may deposit with the court all documents and property held hereunder. The Founders and the Purchasers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorney’s fees, it being understood that the parties will use reasonable efforts to cause such costs and expenses to be included and apportioned between (i) the Founders and (ii) the Purchasers in the judgment in any such action (and absent such apportionment, the Founders, and the Purchasers will bear equal shares of such costs and expenses).

The Company, the Founders and the Purchasers hereby agree to jointly and severally indemnify the Escrow Agent, its agents, nominees, partners, employees, officers and directors from all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of bad faith, gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses that have resulted from the bad faith, willful misconduct or gross negligence of the Escrow Agent. Such indemnification (i) will be borne in equal proportions by the Company, the Founders and the Purchasers and (ii) will survive termination of this Escrow Agreement and resignation or removal of the Escrow Agent until extinguished by any applicable statute of limitations.

The Escrow Agent does not own or have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof and agreeing to hold and distribute the Escrow Shares in accordance with the terms and conditions of this Agreement. This paragraph will survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to (i) any banking corporation or trust company organized under the laws of the United States or of any state that is jointly designated by the other parties hereto in writing as successor escrow agent and consents in writing to act as successor escrow agent or (ii) any court of competent jurisdiction; whereupon the Escrow Agent will be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (x) the appointment of a successor escrow agent by designation by the other parties hereto and delivery of the Escrow Shares to such successor escrow agent (or delivery of the Escrow Shares to any court of competent jurisdiction) or (y) the day that is sixty (60) days after the date of delivery of its written notice of resignation to the other parties. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time will be to safekeep the Escrow Shares until receipt of a designation of successor

Escrow Agent, or a joint written instruction as to disposition of the Escrow Shares by the other parties, or a final order of a court of competent jurisdiction mandating disposition of the Escrow Shares.

The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions of this Escrow Agreement and acknowledges receipt of the Escrow Shares. The Founders and the Purchasers will pay to the Escrow Agent as payment in full for its services hereunder the Escrow Agent’s compensation set forth in Schedule I hereto. The Founders and the Purchasers further agree to reimburse the Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel). Each of the Founders (collectively) and the Purchasers will pay one-half of the amounts required to be paid to the Escrow Agent pursuant to this Section 5(i).

Other Deliverables.

Prior to the Closing date, the Company, the Founders and the Purchasers agree to provide the Escrow Agent with the following items:

An incumbency certificate for each of the Company and the Purchasers, which certificate shall set forth the name, title and signature of each person permitted to authorize documents on their behalf pursuant to this Agreement, respectively; and

A written investment direction executed by both the Company, the Founders and the Purchasers.

Notices. All notices, requests, demands, claims and other communications required or permitted hereunder will be in writing and will be sent by facsimile, nationally recognized overnight courier, registered mail or certified mail, or electronic or digital transmission method, i.e. “pdf”. Any notice, request, demand, claim, or other communication required or permitted hereunder will be deemed duly given, as applicable, (a) when so delivered by facsimile, (b) one (1) Business Day following the date sent when sent by overnight delivery or (c) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

If to the Company, to:

Lotus Pharmaceuticals, Inc.

[_____________________]

[_____________________]

[_____________________]

Telephone:

Facsimile:

with a required copy to:

[_____________________]

[_____________________]

[_____________________]

Attention:

Telephone:

Facsimile:

If to the Founders, to:

Dr. Liu Zhong Yi

[_____________________]

[_____________________]

[_____________________]

Telephone number:

Facsimile number:

Mrs. Song Zhenghong

[_____________________]

[_____________________]

[_____________________]

Telephone number:

Facsimile number:

If to the Purchasers, to:

Sansar Capital Management, L.L.C.

135 East 57th Street, 23rd Floor

New York, NY 10022

Attn: Vincent Guacci

E-mail: vincent@sansarcapital.com

Tel:+1-212-399-8982

Fax: +1-917-849-5120

[____________________________]

[____________________________]

[____________________________]

Attn:

E-mail:

Tel:

Fax:

[____________________________]

[____________________________]

[____________________________]

Attn:

E-mail:

Tel:

Fax:

with a required copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attn: Christopher J. Austin, Esq.

E-mail: christopher.austin@ropesgray.com

Tel: +1-617-951-7303

Fax: +1-617-235-0449

If to the Escrow Agent, to:

The Bank of New York

101 Barclay Street – 8th Floor West

New York, NY 10286

Attention: Odell Romeo

E-mail: Odell.Romeo@bnymellon.com

Telephone Number: 212-815-3224

Facsimile Number: 212-815-5875/5877

Termination. This Agreement will automatically terminate upon the final distribution of the Escrow Shares in accordance with the terms hereof.

Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties, provided that no rights or obligations arising under this Agreement may be assigned by any party without the prior written consent of the other parties.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or under public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Entire Agreement. This Agreement, together with any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties and supersedes any and all prior communications, agreements and understandings, written and oral, with respect to the subject matter hereof.

Amendments. This Agreement may not be amended or modified at any time except by a written instrument executed by each of the Founders, the Escrow Agent (or any successor escrow agent designated in accordance with the provisions of Section 7 above), the Company and the Purchaser.

Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. No waiver by any party will be effective unless such waiver is specifically contained in a writing signed by such waiving party.

Headings. The headings contained in this Agreement are inserted only for reference as a matter of convenience and in no way define, limit, or describe the scope or intent of this Agreement, and will not affect in any way the meaning or interpretation of this Agreement.

Governing Law. This Agreement, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Jurisdiction and Venue; Waiver of Jury Trial. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7. Nothing in this Section 16, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Force Majeure. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which will be deemed an original for all purposes and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first above written.

THE ESCROW AGENT:	THE BANK OF NEW YORK

By:____________________________
Name:
Title:

[Signature Page to Escrow Agreement]

COMPANY:	LOTUS PHARMACEUTICALS, INC.

By:____________________________
Name:
Title:

[Signature Page to Escrow Agreement]

FOUNDERS:

By:____________________________
Dr. Liu Zhong Yi

By:____________________________
Mrs. Song Zhenghong

[Signature Page to Escrow Agreement]

PURCHASER:	SANSAR CAPITAL MASTER FUND,
L.P.

By:____________________________
Name: Sanjay Motwani

Title: Managing Member

PURCHASER:	SANSAR CAPITAL SPECIAL OPPORTUNITY MASTER FUND,L.P

By:____________________________
Name: Sanjay Motwani

Title: Managing Member

[Signature Page to Escrow Agreement]

PURCHASER:	______________________________

By:____________________________
Name:

Title:

[Signature Page to Escrow Agreement]

PURCHASER:	______________________________

By:____________________________
Name:

Title:

[Signature Page to Escrow Agreement]

Schedule I

SCHEDULE OF ESCROW AGENT FEES

See attached.

THE BANK OF NEW YORK MELLON

# Lotus Pharmaceuticals, Inc.
# Sansar Capital Management, L.L.C.
**Escrow Agent**
**Fee Schedule**
**February 11, 2008**

*Upon appointment of The Bank of New York ("BNY") as Escrow Agent, the Founders and the Purchaser, each as defined in the escrow agreement, shall be responsible for the payment of the fees, expenses and charges as set forth in this Fee Schedule.*

## GENERAL FEES

**ACCEPTANCE FEE - Waived**

This one time charge is payable at the time of the closing and includes the review and execution of the agreement and all documents submitted in support thereof and establishment of accounts.

**ANNUAL ADMINISTRATIVE FEE - $6,000**

This annual fee will cover the duties and responsibilities related to account administration and servicing, which may include maintenance of accounts on various systems, custody and securities servicing, reporting, etc.

This annual fee will be waived if funds held in escrow are invested in The Bank of New York Deposit Reserve for the duration of the escrow account.

**INVESTMENT COMPENSATION**

With respect to investments in money market mutual funds for which BNY provides shareholder services BNY (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services as set forth in the Authorization and Direction to BNY to Invest Cash Balances in Money Market Mutual Funds.

BNY will charge a $25.00 transaction fee for each purchase, sale, or redemption of securities other than the aforementioned Money Market Mutual Funds.

**DISBURSEMENT FEE (CHECK OR WIRE) PER TRANSACTION**

A fee of $25.00 will be assessed for each disbursement.

**COUNSEL FEES**

If counsel is retained by BNY, a fee covering the fees and expenses of Counsel for its services, including review of governing documents, communication with members of the closing party (including representatives of the purchaser, investment banker(s), attorney(s) and BNY), attendance at meetings and the closing, and such other services as BNY may deem necessary. The Counsel fee will be the actual amount of the fees and expenses charged by Counsel and is payable at closing. Should closing not occur, you would still be responsible for payment of Counsel fees and expenses.

I-1

THE BANK OF NEW YORK MELLON

**MISCELLANEOUS FEES**

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in BNY's sole discretion. These extraordinary services may include, but are not limited to: customized reporting and/or procedures, electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

**OUT-OF-POCKET EXPENSES**

Additional out-of-pocket expenses may include, but are not limited to, telephone; facsimile; courier; copying; postage; supplies; expenses of foreign depositaries; and expenses of BNY's representative(s) and Counsel for attending special meetings. Fees and expenses of BNY's representatives and Counsel will be charged at the actual amount of fees and expenses charged.

## Terms and Disclosures

**TERMS OF PROPOSAL**

Final acceptance of the appointment as escrow agent under the escrow agreement is subject to approval of authorized officers of BNY and full review and execution of all documentation related hereto. Please note that if this transaction does not close, you will be responsible for paying any expenses incurred, including Counsel fees. We reserve the right to terminate this offer if we do not enter into final written documents within three months from the date this document is first transmitted to you. Fees may be subject to adjustment during the life of the engagement.

**MISCELLANEOUS**

The terms of this Fee Schedule shall govern the matters set forth herein and shall not be superseded or modified by the terms of the escrow agreement. This fee schedule shall be governed by the laws of the State of New York without reference to laws governing conflicts. BNY and the undersigned agree to jurisdiction of the federal and state courts located in the City of New York, State of New York

**CUSTOMER NOTICE REQUIRED BY THE USA PATRIOT ACT**

To help the US government fight the funding of terrorism and money laundering activities, US Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (whether an individual or organization) for which a relationship is established.

What this means to you: When you establish a relationship with BNY, we will ask you to provide certain information (and documents) that will help us to identify you. We will ask for your organization's name, physical address, tax identification or other government registration number and other information that will help us to identify you. We may also ask for a Certificate of Incorporation or similar document or other pertinent identifying documentation for your type of organization.

We thank you for your assistance.

I-2

Exhibit D-2

Form of Closing Escrow Agreement

CLOSING ESCROW AGREEMENT

THIS CLOSING ESCROW AGREEMENT (this “Agreement”) is made as of February ___, 2008, by and among (i) Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”); (ii) Sansar Capital Master Fund, L.P., a Delaware limited partnership, and Sansar Capital Special Opportunity Master Fund, L.P., a Cayman Islands limited partnership (together, “Sansar”); (iii) the parties other than Sansar listed on Schedule A hereto (together with Sansar, “Investors”); (iv) Liu Zhong Yi (“Dr. Liu”); Mrs. Song Zhenghong (“Mrs. Zhenghong” and together with Dr. Liu, “Founders”) and (v) Richardson & Patel LLP, with an address at 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024 (the “Closing Escrow Agent”). All of the foregoing parties are sometimes referred to hereinafter collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company, the Investors and the Founders are parties to that certain Convertible Redeemable Preferred Share and Warrant Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement the Company, the Investors and the Founders which to establish an escrow for certain of the closing deliverables referred to in the Purchase Agreement

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE VII.

TERMS OF THE ESCROW

7.1     Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

7.2     Escrow Account. The Parties hereby agree to establish an escrow account with the Closing Escrow Agent whereby the Closing Escrow Agent shall hold the closing deliverables set forth in Section 2.6 of the Purchase Agreement, except the Escrow Shares (the “Closing Deliverables”).

7.3     Closing Deliveries.

(a)    (a) On or prior to the Closing, the Company shall deliver or cause to be delivered to Closing Escrow Agent all the closing deliverables set forth in Section 2.6(a) of the Purchase Agreement (the “Company Closing Deliverables”).

1

(b)     (b) On or prior to the Closing, the Founders shall deliver or cause to be delivered to Closing Escrow Agent all the closing deliverables set forth in Section 2.6(b) of the Purchase Agreement, except the Escrow Shares (the “Founders Closing Deliverables”).

(c)      (c) On or prior to the Closing, each of the Investors shall deliver or cause to be delivered to Closing Escrow Agent all the closing deliverables set forth in Section 2.6(c) of the Purchase Agreement (the “Investors Closing Deliverables”). To the extent that Investors Closing Deliverables comprise immediately available funds, they shall be delivered to Closing Escrow Agent by wire transfer in accordance with Section 1.5 hereof

(d)     (d) It is agreed and acknowledged by the Parties that for the purposes of the Closing, delivery of the Closing Deliverables (other than the payment of each Purchaser’s Individual Investment Amount) to the Closing Escrow Agent may be made may be made by electronic transmission to the Closing Escrow Agent of copies of such Closing Deliverable provided that such Closing Deliverable is promptly deposited with a recognized national (in the case of Purchasers based in the United States) or international (in the case of other Parties) courier service for delivery as soon as is practicable to the Closing Escrow Agent.

7.4     Closing. After Closing Escrow Agent’s receipt of the Closing Deliverables, upon the Closing Escrow Agent’s receipt of the Escrow Shares from S. Michael Rudolph, the Closing Escrow Agent shall:

(a) Deliver the Company Deliverables and Founders Deliverables to the Investors, with the Purchased Shares and the Warrants being delivered to the several Investors in accordance with the quantities listed on Schedule A;

(b) Deliver the Escrow Shares to the Escrow Agent;

(c) Deliver the Investors Deliverables except for the Purchase Price to the Company and the Founders; and

(d) Deliver (i) $________ from the Purchase Price to Longview Fund, L.P., a California limited partnership (i) $________ from the Purchase Price to Alpha Capital Anstalt, a Lichtenstein anstalt and (iii) the remainder of the Purchase Price in accordance with the Company’s written disbursement instructions previously provided to the Closing Escrow Agent.

(e) Closing Escrow Agent’s obligation to deliver any Closing Deliverable in the case of any Closing Deliverable delivered pursuant to Section 1.3(d) shall be (i) to transmit an electronic copy of such Closing Deliverable at Closing and (ii) promptly upon receipt of such Closing Deliverable deposit same with a recognized national (in the case of Purchasers based in the United States) or international (in the case of other Parties) courier service for delivery as soon as is practicable to the Party entitled to same.

7.5     Wire Transfers. Wire transfers to the Closing Escrow Agent shall be made as follows:

COMERICA BANK OF CALIFORNIA

WESTWOOD OFFICE

2

10900 WILSHIRE BLVD.

LOS ANGELES, CA 90024

PHONE NUMBER:

ABA NUMBER:

ACCT. NUMBER:

BENEFICIARY:

1.6     In the event that the Closing Escrow Agent has not, on or prior to the Closing Date received all Closing Deliverables from the relevant Parties and the Escrow Shares from S. Michael Rudolph, the Closing Escrow Agent shall promptly disburse all funds and documents in its possession to the Party delivering same.

ARTICLE II

MISCELLANEOUS

2.1     No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of the time for the performance of any other obligation or act.

2.2     All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

2.3     This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the Parties.

2.4     This Agreement is the final expression of, and contains the entire agreement between, the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the Parties to be charged or by their agents duly authorized in writing or as otherwise expressly permitted herein.

2.5     Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if all Parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

2.6     The Parties expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or federal court sitting in the City of Los Angeles, California.

2.7     The Closing Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by each of the Parties and the Closing Escrow Agent.

3

2.8     The Closing Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Closing Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Closing Escrow Agent shall not be personally liable for any act the Closing Escrow Agent may do or omit to do hereunder as the Closing Escrow Agent while acting in good faith and in the absence of gross negligence, fraud, and willful misconduct, and any act done or omitted by the Closing Escrow Agent pursuant to the advice of the Closing Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud, and willful misconduct.

2.9     The Closing Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case the Closing Escrow Agent obeys or complies with any such order, judgment, or decree, the Closing Escrow Agent shall not be liable to any of the Parties or to any other person, firm, or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

2.10  The Closing Escrow Agent shall not be liable in any respect on account of the identity, authorization, or rights of the parties executing or delivering or purporting to execute or deliver any of the agreements referred to herein or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud, and willful misconduct.

2.11 The Closing Escrow Agent shall be entitled to employ such legal counsel and other experts as the Closing Escrow Agent may deem necessary properly to advise the Closing Escrow Agent in connection with the Closing Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Closing Escrow Agent. The Closing Escrow Agent has acted as legal counsel for the Company, and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Closing Escrow Agent hereunder. Investors and Founders hereby consent to the Closing Escrow Agent acting in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Closing Escrow Agent. Investors and Founders understand and acknowledge that the Company and the Closing Escrow Agent are relying explicitly on the foregoing provision in entering into this Agreement.

2.12  The Closing Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Closing Escrow Agent shall resign by giving written notice to each of the Parties. In the event of any such resignation, the Parties shall appoint a successor Closing Escrow Agent and the Closing Escrow Agent shall deliver to such successor Closing Escrow Agent any escrow funds and other documents held by the Closing Escrow Agent.

2.13  If the Closing Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the Parties shall join in furnishing such instruments.

4

2.14  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Closing Escrow Agent hereunder, the Closing Escrow Agent is authorized and directed in the Closing Escrow Agent’s sole discretion: (1) to retain in the Closing Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Closing Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (2) to deliver the escrow funds and any other property and documents held by the Closing Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the City of Los Angeles in accordance with the applicable procedure therefore.

2.15  Each of the Parties other than the Closing Escrow Agent agrees jointly and severally to indemnify and hold harmless the Closing Escrow Agent and its partners, employees, agents, and representatives from any and all claims, liabilities, costs, or expenses in any way arising from or relating to the duties or performance of the Closing Escrow Agent hereunder or the transactions contemplated hereby, or by the Purchase Agreement, other than any such claim, liability, cost, or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud, or willful misconduct of the Closing Escrow Agent.

2.16  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and may be delivered by facsimile transmission.

************************

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the parties hereto have executed this Closing Escrow Agreement as of the date first written above.

LOTUS PHARMECEUTICALS, INC.

By:__________________________________________

Name:
Title:

SANSAR CAPITAL MASTER FUND, L.P.

By:__________________________________________

Name:
Title:

SANSAR CAPITAL SPECIAL OPPORTUNITY

MASTER FUND, L.P

By:__________________________________________

Name:
Title:

[INVESTOR]

By:__________________________________________

Name:
Title:

__________________________________________

Liu Zhong Yi

__________________________________________

Song Zhenghong

RICHARDSON & PATEL LLP

By:__________________________________________

Name: Kevin Leung, Esq.
Title: Partner

6

SCEHDULE A

Exhibit E-1

Form Opinion of Company US Counsel

1.        The Company has been duly incorporated and is in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business and to enter into and perform its obligations under the Purchase Agreement and consummate the transactions contemplated thereunder.

2.        The Company has taken all corporate action that it needs to take to authorize the Company to enter into the Purchase Agreement and each of the Transaction Documents and to perform its obligations thereunder.

3.        Each of the Transaction Documents has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with their terms.

4.        The issuance of all of the Purchased Shares and the Warrants issued and the Conversion Shares and the Warrant Shares to be issued upon the conversion or the exercise thereof, respectively, under the terms of the Purchase Agreement and the Transaction Documents have been validly authorized by the Company. All such shares are to be issued as fully paid and, if so issued, no calls for further payment may be made by the Company upon those shares or upon the holders of such shares solely by reason of their ownership of them.

5.        The execution, delivery, performance, making or consummation by the Company of the Purchase Agreement or any other Transaction documents and the consummation of the transactions contemplated thereby, do not and will not, whether with or without the giving of notice or lapse of time or both, (i) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company’s Form 10-KQB for the year ended December 31, 2006, Form 10-QSB for the quarter ended September 30, 2007 or any of the Company’s Form 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company, (y) any applicable federal or New York statute, rule or regulation applicable to the Company or (z) any judgment, order, writ or decree applicable to the Company and known to such counsel of any federal or state government, government instrumentality or court or (iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made.

6.        The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.        No registration of the Shares under the Securities Act of 1933, as amended, is required for the purchase of the Shares by you in the manner contemplated by the Purchase Agreement. We express no opinion, however, as to when or under what circumstances any Shares purchased by you may be reoffered or resold.

8.        Provided each of the Purchasers is an Accredited Investor (as that term is defined in Rule 501(a) under the Securities Act), no disclosure document is required to be issued under the applicable Law in relation to the issue of the Purchased Shares or the Warrants to the Purchasers under the Transaction Documents.

Exhibit E-2

Form Opinion of Company PRC Counsel

锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

DRAFT

February 5, 2008

Re: Legal Opinion Concerning Lotus Pharmaceuticals Inc. and its Subsidiaries / affiliates

To whom it may concern:

We have acted as China counsel to Lotus Pharmaceuticals Inc. ("LTUS.OB"), a U.S public Company (the "Company") and its subsidiaries or affiliates, including Lotus Pharmaceutical International, Inc., a Nevada corporation (the "Nevada Company"), Beijing Lotus Genesis Pharmaceutical Co., Ltd, a wholly foreign owned Chinese corporation ("WFOE"); Beijing En Ze Jia Shi Pharmaceutical Co., Ltd ("En Ze Jia"); and Beijing Liang Fang Pharmaceutical Co., Ltd ("Liang Fang") identified on Exhibit A hereto.

In rendering this opinion, I have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the truth, accuracy and completeness of all information, documents or materials provided by the government authorities; and (g) the due authorization, execution and delivery of all such documents.

I am a member of the bar of China Bar Association, and express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

A. Corporate Structure (Exhibit B)

1. WFOE

Beijing Lotus Genesis Pharmaceutical Co., Ltd was duly incorporated in Beijing, China on May 25, 2007. The Nevada Company, owns 100% of WFOE. (Exhibit C)

锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

2. En Ze Jia

Beijing En Ze Jia Shi Pharmaceutical Co., Ltd was duly incorporated in Beijing, China on September 17, 1999. Mr. Zhongyi Liu and his wife, Ms. Zhenghong Song own 100% of En Ze Jia (Exhibit D)

3. Liang Fang

Beijing Liang Fang Pharmaceutical Co., Ltd was duly incorporated in Beijing, China on June 21, 2000. Mr. Zhongyi Liu and his wife, Ms. Zhenghong Song own 95% of Liang Fang (Exhibit E).

All these three companies, WFOE, En Ze Jia and Liang Fang, have been validly existing and in good standing in Beijing, China.

B. Management Contracts

On September 5, 2006, the Nevada Company has entered into a series of contractual management arrangements with both of Liang Fang and En Ze Jia, including 1) a Consulting Services Agreement, through which the Nevada Company has the right to advise, consult, manage and operate En Ze Jia and Liang Fang (the "Operating Companies"), and collect and own all of the respective net profits of the Operating Companies; 2) an Operating Agreement, through which the Nevada Company has the right to recommend director candidates and appoint the senior executives of the Operating Companies, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Companies, and guarantee the contractual performance by the Operating Companies of any agreements with third parties, in exchange for a pledge by the Operating Companies of their respective accounts receivable and assets; 3) an Equity Pledge Agreement, under which the shareholders of the Operating Companies have pledged all of their rights, title and interest in the Operating Companies to the Nevada Company to guarantee the Operating Companies performance of their respective obligations under the Consulting Services Agreement; 4) a Proxy Agreement, under which the shareholders of the Operating Companies have vested their voting control over the Operating Companies to the Nevada Company and will only transfer their equity interests in the Operating Companies to the Nevada Company or its designee (s); and 5) an Option Agreement, under which the shareholders of the Operating Companies have granted the Nevada Company the irrevocable right and option to acquire all of its equity interests in the Operating Companies, or, alternatively, all of the assets of the Operating Companies ("Management Agreements").

锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

On August 20, 2007, the Nevada Company entered an Agreement of Assignment with WFOE, under which the Nevada Company assigned its Management Agreements to the WFOE, permitting WFOE, in lieu of the Nevada Company, to control the management, own and take title all the profits, and bear all the losses, of these two Chinese companies.

The WFOE, Liang Fang, En Ze Jia and their respective shareholders (as applicable) have the requisite power and authority to execute, deliver and perform their obligations under the Management Agreement and Agreement of Assignment in accordance with the terms thereof. The execution and delivery of the Management Agreement and Agreement of Assignment by the WFOE and Liang Fang and En Ze Jia and the consummation by them of the transactions contemplated therein have been duly authorized by their respective governing boards of directors or authorized officer, and to this end no further consent or authorization is required of the WFOE. Each of the Management Agreements and Agreement of Assignment in respect of the rights and obligations of the parties thereto are enforceable in accordance with the respective terms of such agreements, and are valid, under the laws of China.

C. Increase of register capital

According to the Law of the People's Republic of China on Foreign-Capital Enterprise and the Rules for the Implementation of the People's Republic of China on Foreign-Capital Enterprise, Beijing Lotus Genesis Pharmaceutical Co., Ltd (WFOE), as a wholly foreign owned Enterprise, is entitled to increase its registered capital as well as working capital with a registration at the Beijing Municipal Government, no Ministry of Commerce or other authorities' approval are required.

D. Certificates and Permits

A list of production certificates and permits obtained by En Ze Jia is included in Exhibit F. We have also verified the validity of the certificates through a search on the State Food and Drug Administration (SFDA) website (www.sda.gov.cn) and a copy of the search result is included as Exhibit F2.

E. Labor Law Compliance

Beijing Social Insurance Fund Administration Center ("Social Insurance Fund") issued a statement on January 10, 2008, confirming that Liang Fang and En Ze Jia has paid Pension Insurance, Unemployment Insurance Work Injury Insurance and

锦天城律师事务所
ALLBRIGHT LAW OFFICES
Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

Medical Insurance for all its employees to Social Insurance Fund in 2007 (Exhibit G).

Beijing Municipal government issues the minimum wage requirement each year. Both Liang Fang and En Ze Jia adjust their minimum wages to comply with these requirements

F. Environmental Law Compliance

En Ze Jia has a valid environmental permit for its production. The most recent Approval Notice was issued by Beijing Zhaoyang District Environmental Protection Bureau on May 6, 2006, with its file No ZHAO HUAN BAO GUAN ZI [2006] NO.0117 (Exhibit H), En Ze Jia is eligible to conduct the production, processing and sale within the area of En Ze Jia's site located in Middle Shuang Qiao Road, Zhaoyang District, Beijing, China (Exhibit H).

G. Litigation

1. Pending or Threatened Litigation, Asserted Claims an Assessment:

As of February 5, 2008, the Company's Chinese subsidiaries did not have any pending or threatened litigation, asserted claims and assessments.

2. Unasserted Claims or Assessments:

As at the date here of issuance of this Opinion, there is no information available before us that indicates the each of Company's Chinese Subsidiaries has a loss of contingency requiring a charge to income and disclosure for an estimated loss for an unasserted possible claim or assessment, whereby an asset had been impaired or a liability had incurred and that such amount of loss can be reasonably estimated."

H. Tax Issues

The company has confirmed that during the past financial periods all sales to the customers were made by Liang Fang while Liang Fang in turn outsourced production to En Ze Jia. As VAT is levied based on sales and corporate income tax is levied based on pre-tax profit, Liang Fang was the entity that incurred VAT and Income Tax liabilities during the past financial periods.

It is confirmed by the Beijing Fengtai District State Taxation Bureau on January 22,

锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

2008, that Liang Fang is exempted from Enterprise Income Tax until December 31, 2008. It is further confirmed that from January 1, 2007 to January 10, 2008, Liang Fang has paid Value-add Tax (VAT) in an amount of RMB 18,765,195.37, being the entire amount of VAT payable during the period as a result of its self-assessment (Exhibit I). The company has confirmed that the said VAT was assessed as a result of the routine tax inspection conducted by the Beijing Fengtai District State Taxation Bureau in January 2008.

I. Certain Limitation and Qualification

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

1. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

2. Limitations imposed by Chinese laws and regulations or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

3. This opinion letter is governed by, and shall be interpreted in accordance with the Chinese Lawyers' Regulations. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations. This Opinion expressed above is based on documents furnished by the Company and our interpretation of applicable Chinese laws and regulations which in our experience are applicable to this transaction.

We note, however, that the laws and the regulations in China have been subject to substantial and frequent revision in recent years. We cannot assure that any future interpretations of Chinese laws and regulations by relevant authorities, administrative pronouncements, or court decisions, or future positions taken by these authorities would not adversely impact or affect the opinions set forth in this letter. Without written content by the lawyer of our firm, it is strictly prohibited to disseminate this Opinion and to use this Opinion as evidence or explanation of any matter or activity that is irrelevant with the subject matter of this Opinion.

锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

EXHIBIT B

CURRENT CORPORATE STRUCTURE

Lotus Pharmaceutical Inc
(The Company)
Merged
Lotus Pharmaceutical International, Inc.
(Nevada Company)
100%
Beijing Lotus Genesis Pharmaceutical Co., Ltd
(WFOE)
V.I.E
V.I.E
Beijing Liang Fang Pharmaceutical Co., Ltd,
(Liang Fang)
Beijing En Ze Jia Shi Pharmaceutical Co., Ltd
(En Ze Jia)

中华人民共和国

药品GMP证书

CERTIFICATE OF GOOD MANUFACTURING PRACTICES FOR PHARMACEUTICAL PRODUCTS PEOPLE'S REPUBLIC OF CHINA

证书编号：
Certificate No: G3452

企业名称：北京恩泽嘉事制药有限公司
Manufacturer: Beijing Enzejiashi Pharmaceutical Co.,Ltd.

地　址：北京市朝阳区双桥中路
Address: Shuangqiao Zhong Road,Chaoyang District,Beijing

认证范围：冻干粉针剂、滴眼剂、原料药（酒石酸溴莫尼定）
Scope of Inspection: Lyophilized Powder For Injection,Eye Drops,Bulk Drug(Brimonidine Tartrate)

经审查，符合中华人民共和国《药品生产质量管理规范》要求。特发此证。

This is to certify that the above-mentioned manufacturer complies with the requirements of Chinese Good Manufacturing Practices for Pharmaceutical Products.

有效期至 2010 年 07 月 28 日
This certificate remains valid until 28/07/2010

发证机关：
Issued By

Date for Issuing 29/07/2005　　2005 年 07 月 29 日

国家药品监督管理局制
PRINTED BY STATE DRUG ADMINISTRATION

PF1d.

中华人民共和国

药品GMP证书

CERTIFICATE OF GOOD MANUFACTURING PRACTICES FOR PHARMACEUTICAL PRODUCTS
PEOPLE'S REPUBLIC OF CHINA

证书编号: 京 H0200
Certificate No:

企业名称: 北京恩泽嘉事制药有限公司
Manufacturer: Beijing Enzejiashi Pharmaceutical Co., Ltd.

地　　址: 北京市朝阳区双桥中路
Address: Shuangqiao Zhong Road, Chaoyang District, Beijing.

认证范围: 片剂、胶囊剂.
Scope of Inspection: Tablets, Capsules.

经审查，符合中华人民共和国《药品生产质量管理规范》要求。特发此证。

This is to certify that the above-mentioned manufacturer complies with the requirements of Chinese Good Manufacturing Practices for Pharmaceutical Products.

有效期至 2011 年 05 月 10 日
This certificate remains valid until 10/05/2011

发证机关: 北京市药品监督管理局
Issued By Beijing Drug Administration

Date for Issuing 11/05/2006 2006 年 05 月 11 日

国家药品监督管理局制
PRINTED BY STATE DRUG ADMINISTRATION

Product Registration

国家药品监督管理局
新药证书及生产批件

受理号：CXS00280 批件号：2001X0468

新药名称	正式名称：缬沙坦胶囊 英文名：Valsartan Capsules 汉语拼音：Xieshatan Jiaonang 商品名：穗欣				
类别	化学药品第四类	剂型	胶囊剂	规格	80mg
研究单位	内蒙古医药高科技开发公司				
生产单位	北京恩泽嘉事制药有限公司				
生产地址	北京市朝阳区双桥中路				
初审编号	(2000)内药申产字第148号	复审受理日期	2000年04月21日		
审批结论	同意核发本品新药证书，同意本品生产，商品名使用请按有关规定办理。请按我局第23号令《药品包装、标签和说明书管理规定》（暂行）有关要求，继续完善本品说明书，4个月内报我局。				
新药证书编号	国药证字X20010462	保护期 (Protection)	6年，至2006年10月23日		
生产批准文号	国药准字X20010485				
附件	质量标准、说明书及标签				
主送单位	内蒙古自治区药品监督管理局				
抄送单位	各省、自治区、直辖市药品监督管理局及药品检验所，中国人民解放军总后勤部卫生部及药品检验所，中国药品生物制品检定所，国家药典委员会，国家药品监督管理局药品审评中心，内蒙古医药高科技开发公司，北京恩泽嘉事制药有限公司				
备注					

国家药品监督管理局

2001年6月29日

PF-1d

国家食品药品监督管理局

药 品 注 册 批 件

原始编号：CXL01363
受 理 号：X0306228

批件号：2004S03469

药品名称	药品通用名称：酒石酸溴莫尼定滴眼液 英文名/拉丁名：Brimonidine Tartrate Opthealmic Solution 商品名称：沐欣		
主要成份	酒石酸溴莫尼定		
剂 型	滴眼剂	申请事项	新药
规 格	5ml:10mg	注册分类	化学药品第四类
药品标准编号	YBH12842004	药品有效期	12个月
审批结论	根据《中华人民共和国药品管理法》，经审查，本品符合新药审批的有关规定，发给新药证书，同时批准生产本品，发给药品批准文号。商品名的使用请照有关规定办理。		
药品生产企业	企业名称：北京恩泽嘉事制药有限公司 生产地址：北京市朝阳区双桥中路		
药品批准文号	国药准字H20041215	药品批准文号有效期	至2009年08月26日
过渡期	三年，至2007年08月26日	新药证书编号	国药证字H20040895
新药证书持有者	北京恩泽嘉事制药有限公司，苏州君宁新药开发中心有限公司		
附件	质量标准、说明书及标签		
主送	北京恩泽嘉事制药有限公司，苏州君宁新药开发中心有限公司		
抄送	北京市药品监督管理局，北京市药品检验所，中国药品生物制品检定所，国家药典委员会，国家食品药品监督管理局药品审评中心		
备注			

国家食品药品监督管理局
2004年08月27日
药品注册专用章

PF-10

3

国家食品药品监督管理局

药 品 注 册 批 件

原始编号：11032368
受 理 号：X0306559
批件号：2005S01470

药品名称	药品通用名称：注射用乳酸左氧氟沙星 英文名/拉丁名：Levofloxacin Lactate for Injection 商品名称：君欣		
主要成份	乳酸左氧氟沙星		
剂　型	注射剂	申请事项	新药
规　格	0.1g（以左氧氟沙星计）	注册分类	化学药品第5类
药品标准编号	YBH05782005	药品有效期	24个月
审批结论	根据《中华人民共和国药品管理法》，经审查，本品符合新药审批的有关规定，发给新药证书，同时批准生产本品，发给药品批准文号。商品名的使用请照有关规定办理。 按照《中华人民共和国药品管理法实施条例》的有关规定，在取得本剂型的《药品GMP证书》后，方可上市销售本品。		
药品生产企业	企业名称：北京恩泽嘉事制药有限公司 生产地址：北京市朝阳区双桥中路		
药品批准文号	国药准字H20050501	药品批准文号有效期	至2010年02月05日
监测期	不设	新药证书编号	国药证字H20050362
新药证书持有者	北京恩泽嘉事制药有限公司		
附件	质量标准、说明书及标签、		
主送	北京恩泽嘉事制药有限公司		
抄送	北京市食品药品监督管理局，北京市药品检验所，中国药品生物制品检定所，国家药典委员会，国家食品药品监督管理局药品审评中心		
备注			

国家食品药品监督管理局
药品注册专用章

PF.id

# 国家食品药品监督管理局

# 药 品 注 册 批 件

原始编号：11050453
受 理 号：CYHS0506815京　　　　　　　　批件号：2006S06147

| | | | |
|---|---|---|---|
| 药品名称 | 药品通用名称：注射用尼麦角林<br>英文名/拉丁名：Nicergoline for Injection | | |
| 剂　型 | 注射剂 | 申请事项 | 已有国家标准药品注册 |
| 规　格 | 4mg | 注册分类 | 化学药品第6类 |
| 药品标准编号 | YBH23282006 | 药品有效期 | 18个月 |
| 审批结论 | 根据《中华人民共和国药品管理法》，经审查，本品符合药品审批的有关规定，同意注册，发给药品批准文号。 | | |
| 药品生产企业 | 企业名称：北京恩泽嘉事制药有限公司<br>生产地址：北京市朝阳区[illegible]中路 | | |
| 药品批准文号 | 国药准字H20067427 | 药品批准文号有效期 | 至2011年08月03日 |
| 附件 | 质量标准、说明书及标签 | | |
| 主送 | 北京恩泽嘉事制药有限公司 | | |
| 抄送 | 北京市药品监督管理局，北京市药品检验所，中国药品生物制品检定所，国家药典委员会，国家食品药品监督管理局药品审评中心，我局药品安全监管司，我局药品市场监督司 | | |
| 备注 | 本品批准注册后，申请人应当根据《关于实施<药品说明书和标签管理规定>有关事宜的公告》（国食药监注[2006]100号）要求，提出修改说明书和标签的补充申请。 | | |

国家食品药品监督管理局
2006年08月04日
药品注册专用章

国家食品药品监督管理局--数据查询

Exhibit F1

Page 1 of 1

SFDA 国家食品药品监督管理局

首　页 | 局长之窗 | 机构介绍 | 图片新闻 | 最新动态 | 地方动态 | 法规文件 | 公告通告 | 数据查询 | 专题专栏 | 访谈直播
法规解读 | 人事信息 | 规划财务 | 药品统计 | 应急管理 | 受理中心 | 办事指南 | 网上申请 | 进度查询 | 送达动态 | 软件及表单下载
征求意见 | 业务咨询 | 建言献策 | 信访之窗 | 纪检举报 | 食 品 网 | 网上调查 | 网站地图 | 联系我们 | English | 简体 • 繁体

当前位置 网站首页 》 数据查询 》 国产药品

使用说明 》》

药品
- 国产药品
- 国产药品商品名
- 中药保护品种
- 进口药品
- 进口药品商品名
- 药品行政保护
- 申请人申报受理情况
- 药品注册受理信息
- 批准临床研究的新药
- 药品注册批准信息
- 药品注册批件发送信息
- 批准的药包材
- 药包材生产企业
- 预防类生物制品说明书
- 中药材质量标准
- 上升为国家标准的药品名单

快速查询

药品
国产药品
不限制

高级查询

批准文号
原批准文号
产品名称
英文名称
商品名
生产单位
产品类别

批准文号	国药准字H20010485
批准文号备注	
原批准文号	国药准字X2001[illegible]
产品名称	缬沙坦胶囊
英文名称	Valsartan Capsules
商品名	[illegible]
生产单位	北京[illegible]制药有限公司
规格	80mg
剂型	胶囊剂
产品类别	化学药品
批准日期	200[illegible]-07-[illegible]
相关信息	药品广告 中药品种保护
注	国家食品药品监督管理局行政受理服务中心 地址：北京市西城区北礼士路甲38号（北门西侧） 邮政编码：100810 受理服务时间：上午：9：00—11:30；下午：13:00—16:00（周三、五下午不对外受理） 电话：每日上午8：30—11：30，下午13：00-16：00 010—68315572（受理与送达）010—88330223（行政许可事项缴费） 传真：010—68315776（受理与送达）010—88330256（行政许可事项缴费） 电子邮箱：slfzzx@sfda.gov.cn

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Copyright © 2000-2006 SFDA All Rights Reserved
备案序号：京ICP备[illegible]号
国家食品药品监督管理局信息中心建设和维护

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国家食品药品监督管理局--数据查询

Page 1 of 1

Exhibit F2

SFDA 国家食品药品监督管理局

首 页 | 局长之窗 | 机构介绍 | 图片新闻 | 最新动态 | 地方动态 | 法规文件 | 公告通告 | 数据查询 | 专题专栏 | 访谈直播
法规解读 | 人事信息 | 规划财务 | 药品统计 | 应急管理 | 受理中心 | 办事指南 | 网上申请 | 进度查询 | 进出动态 | 软件及表单下载
征求意见 | 业务咨询 | 建言献策 | 信访之窗 | 纪检举报 | 食 品 网 | 网上调查 | 网站地图 | 联系我们 | English | 简体 • 繁体

当前位置 网站首页 》 数据查询 》 国产药品

使用说明 >>

- 国产药品
- 国产药品商品名
- 中药保护品种
- 进口药品
- 进口药品商品名
- 药品行政保护
- 申请人申报受理情况
- 药品注册受理信息
- 批准临床研究的新药
- 药品注册批准信息
- 药品注册批件发送信息
- 批准的药包材
- 药包材生产企业
- 预防类生物制品说明书
- 中药材质量标准
- 上升为国家标准的药品名单

药品 | 国产药品 | 不限制

批准文号	
原批准文号	
产品名称	
英文名称	
商品名	
生产单位	
产品类别	

1. 注射用乳酸左氧氟沙星（国药准字H20061252 北京恩泽嘉事制药有限公司）
2. 注射用尼麦角林（国药准字H20067427 北京恩泽嘉事制药有限公司）
3. 注射用乳酸左氧氟沙星（国药准字H20050501 北京恩泽嘉事制药有限公司）
4. 酒石酸溴莫尼定滴眼液（国药准字H20041215 北京恩泽嘉事制药有限公司）
5. 酒石酸溴莫尼定（国药准字H20041214 北京恩泽嘉事制药有限公司）
6. 缬沙坦胶囊（国药准字H20010485 北京恩泽嘉事制药有限公司）
7. 愈美片（国药准字H10990390 北京恩泽嘉事制药有限公司）
8. 缬沙坦（国药准字H20010484 北京恩泽嘉事制药有限公司）

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国家食品药品监督管理局信息中心建设和维护

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Exhibit G

# 北京市社会保险基金管理中心

---

良方药有限公司、北京恩泽嘉事有限公司依据北京市政府相关规定，于2007年度在我中心为全体职工缴纳了养老保险、失业保险、工伤保险及医疗保险。

北京市社会保险基金管理中心

2008年1月10日

受理项目编号 069 号 Exhibit F1

# 北京市朝阳区环境保护局

朝环保管字[2006]第 0117 号

签发人：王志敏

★

## 关于"北京恩泽嘉事制药有限公司"项目环境影响报告书的批复

北京恩泽嘉事制药有限公司：

你单位报送我局的"北京恩泽嘉事制药有限公司"项目的《北京市建设项目环境管理登记申请表》、《北京市建设项目环境影响报告书》及有关材料收悉，根据《环境保护法》相关要求，对你单位固体制剂车间，建筑面积：1567 平方米进行评估，经审查，批复如下：

一、同意你单位在北京市朝阳区双桥中路北京恩泽嘉事制药有限公司院内进行生产加工及销售。

二、要严格按照环境影响报告书评价的结论和建议进行生产和经营管理。

三、你单位固体制剂车间基本达到"三同时"，基本符合环保要求，投入使用前办理环保手续。

四、要求：

1、要服从区域总体规划要求，遵守国家各项政策。

2、外排废水经处理后要达到《北京市水污染物排放标准》二级标准才可排放。

主题词：制剂 项目 环保 批复

抄送：朝阳工商局

制文机关：朝阳区环保局管理科　　2006 年 3 月 6 日

经办人：王克　　校对：余欢

Ex.h.b.? I.

# 北京市丰台区国家税务局

经检查，良方药业有限公司于 2007 年 1 月 1 日至 2008 年 1 月 10 日在我局第二税务所依法缴纳增值税 18765195.37 元，其中 14860000 元为该企业自查后补交的自该企业营业以来应缴的全部增值税款。该企业免交企业所得税，免税期限至 2008 年 12 月 31 日。

北京市丰台区国家税务局稽查局

2008 年 1 月 22 日

Exhibit E-3

Form of Secretary Certificate

LOTUS PHARMACEUTICALS, INC.

Certificate of Secretary

February ___, 2008

The undersigned Secretary of Lotus Pharmaceuticals, Inc. (the “Company”), a Nevada corporation, hereby certifies as follows:

1.       Reference is made to the Certificate of Secretary of the Company (the “Certificate”) delivered in connection with the execution and delivery of the Convertible Redeemable Preferred Share and Warrant Purchase Agreement dated February __, 2008, by and among the Company, Dr. Liu Zhong Yi and Mrs. Song Zhenghong, as founders, and the purchaser(s) identified on the signature pages thereto (each a “Purchaser” and collectively, the “Purchasers”).

2.       The copy of the Articles of Incorporation of the Company attached as Exhibit A to the Certificate is a true and complete copy thereof as in effect on [date] and at all times through the Closing Date.

3.       The copy of the Bylaws of the Company attached as Exhibit B to the Certificate is a true and complete copy thereof as in effect on [date] and at all times through the Closing Date.

4.       The resolutions attached as Exhibit C to the Certificate were duly adopted by the Board of Directors of the Company by unanimous consent on ___________, 2008, and such resolutions have not been amended or rescinded and remain in full force and effect as of the Closing Date.

5.       Each of the following persons has been duly elected to and has at all times since January 1, 2007 through the Closing Date held the office set forth after his or her name, and the signature opposite his or her name is genuine:

Name	Office	Signature

[Officer Name 1]	[_______________________]	__________________

[Officer Name 2]	[_______________________]	__________________

Exhibit E-4

Form of Payoff Letter

Lotus Pharmaceuticals, Inc.

February ___, 2008

[LENDER LETTERHEAD]

February ___, 2008

Lotus Pharmaceuticals, Inc.

Boca Corporate Plaza

7900 Glades Road

Suite 420

Boca Raton, FL 33434

Attn: Mr. Zhongyi Liu, Chief Executive Officer

Re: Payoff

Ladies and Gentlemen:

The undersigned, [LENDER] (“Lender”), has been advised by Lotus Pharmaceuticals, Inc. (the “Parent”) and the Company’s subsidiaries and affiliates (collectively, the “Company”) that the Company intends to repay all outstanding obligations (collectively, the “Obligations”) of the Company to Lender arising under the Secured Convertible Note, issued February __, 2007 by the Parent to Lender and the Loan Documents referred to therein (collectively, the “Loan Documents”) using proceeds of an investment to be made by certain purchasers party to a Convertible Preferred Share and Warrant Purchase Agreement with the Company (“New Investor”). Such repayment should be wire transferred to Lender pursuant to the following wire instructions:

Bank:

Address

ABA#:

Account Name:

Account#:

Reference:

Based on Lender’s books and records, the total amount of the Obligations if paid prior to 5:00 p.m. (New York time) on February ___, 2008 (the “Payoff Date”) is $____________ (the “Payoff Amount”), which amount includes all principal, interest, fees, costs, redemption costs, expenses and liquidated damages as of such date; provided, however, that if the Payoff Amount is not received by 5:00 p.m. on the Payoff Date, per diem interest at $______ per day shall be due until payment is so received.

Lender hereby (i) acknowledges and agrees that payment of the Payoff Amount will constitute payment in full of all of the Obligations and (ii) terminates, releases and discharges, effective

Lotus Pharmaceuticals, Inc.

February ___, 2008

upon the receipt of the Payoff Amount, all security interests, pledges, liens and other encumbrances created pursuant to:

a)	the Loan Documents;
b)

the Pledge Agreement, dated as of February 12, 2007, made by Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus International”), in favor of S. Michael Rudolph, in his capacity as collateral agent;

c)	the CEO Share Pledge Agreement, dated as of February 12, 2007, made by Liu Zhong Yi, in favor of S. Michael Rudolph, in his capacity as collateral agent;
d)	the Director Share Pledge Agreement, dated as of February 12, 2007, made by Song Zhenghong, in favor of S. Michael Rudolph, in his capacity as collateral agent; and
e)

the Guaranty dated as of February 12, 2007, made by Lotus Pharmaceutical International, En Ze Jia Shi Pharmaceutical CO., Ltd., Liang Fang Pharmaceutical CO., Ltd. for the benefit of the Lenders (defined therein)

Lender further agrees, from time to time after receipt of the Payoff Amount, at the Company’s expense, to execute and deliver to the Company, Lotus International, Liu Zhong Yi, Song Zhenghong, En Ze Jia Shi Pharmaceutical CO., Ltd. and Liang Fang Pharmaceutical CO., Ltd. such further instruments and documents that are provided to Lender and to take such further actions as may be reasonably necessary to fully effect the foregoing terminations, releases and discharges, including without limitation, the delivery by Lender of such UCC-3 Termination Statements as are necessary in order to terminate the security interest and liens of Lender against the Company’s assets, provided however, that in lieu of preparing and filing such UCC-3 Termination Statements, effective upon receipt of the Payoff Amount, Lender hereby authorizes the Company to prepare and file same, and instructing S. Michael Rudolph, in his capacity as collateral agent, to return any collateral pledged under the Pledge Agreements described in clauses b) through d).

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Lotus Pharmaceuticals, Inc.

February ___, 2008

This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,

[LENDER]

By: ________________________________

Name:

Title:

Acknowledged and Agreed to

as of this _____ day of February 2008:

LOTUS PHARMACEUTICALS, INC.

By: ________________________________

Name:

Title:

Exhibit E-5

Form of Company Certificate

LOTUS PHARMACEUTICALS, INC.

Certificate

February ___, 2008

The undersigned, [Officer Name 1], [Office] and [Officer Name 2], [Office], of Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), pursuant to Section 6.1(f) of the Convertible Redeemable Preferred Share and Warrant Purchase Agreement dated as of February __, 2008, by and among the Company Dr. Liu Zhong Yi and Mrs. Song Zhenghong, as founders, and the purchaser(s) identified on the signature pages thereto (the “Purchase Agreement”), do hereby certify in his or her respective capacity as [Office] and [Office], that the undersigned have been duly authorized and am presently serving in those respective capacities in accordance with the Bylaws of the Company and in connection with the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby, and to the best of his or her knowledge after reasonable investigation (capitalized terms shall have the meanings ascribed to them in the Purchase Agreement):

(i) The representations and warranties in Section 3.1 of the Purchase Agreement are true and correct in all material respects as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date;

(ii) The Company has performed in all material respects all agreements and covenants required to be performed by it under the Purchase Agreement on or prior to the Closing Date;

(iii) No Order has been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iv) Since the date of the Purchase Agreement, no event or series of event has occurred that resulted or would reasonably be expected to result in a Material Adverse Effect.

(v) As of the Closing Date, trading in the Common Shares has not been suspended by the Commission and trading in securities generally as reported by Bloomberg Financial Markets has not been suspended or limited, or minimum prices has not have been established on securities whose trades are reported by such service, or on any Trading Market, nor has a banking moratorium been declared either by the United States or New York State Governmental Authorities.

Exhibit E-6

Form of Purchaser Officer Certificate

[PURCHASER]

Officer’s Certificate

February ___, 2008

The undersigned, [Officer Name 1], [Office] and [Officer Name 2], [Office], of [Purchaser], a [____] (the “Company”), pursuant to Section 6.2(d) of the Convertible Redeemable Preferred Share and Warrant Purchase Agreement dated as of February __, 2008, by and among the Company, Dr. Liu Zhong Yi and Mrs. Song Zhenghong, as founders, and Lotus Pharmaceuticals, Inc., a Nevada corporation and the other purchaser(s) identified on the signature pages thereto (the “Purchase Agreement”), do hereby certify in his or her respective capacity as [Office] and [Office] that the undersigned have been duly authorized and am presently serving in those respective capacities in accordance with the limited liability agreement of the Company and in connection with the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby, and to the best of his or her knowledge after reasonable investigation (capitalized terms shall have the meanings ascribed to them in the Purchase Agreement):

(i) The representations and warranties in Section 3.3 of the Purchase Agreement are true and correct in all material respects as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date;

(ii) The Company has performed in all material respects all agreements and covenants required to be performed by it under the Purchase Agreement on or prior to the Closing Date;